Exhibit 10.6

SUBLEASE AGREEMENT

VISTA REAL ESTATE DEVELOPMENT LLC
LANDLORD

and

PLUG POWER, INC.
TENANT

For a portion of the premises located at
125 Vista Boulevard, Town of Bethlehem,
County of Albany, State of New York

TABLE OF CONTENTS

LIST OF EXHIBITS

EXHIBIT A - Site Plan	A-1
EXHIBIT B - Fee Owner Recognition Agreement	B-1
EXHIBIT C -Lease Commencement Agreement	C-1
EXHIBIT D-Plans and Specifications -Landlord’s Work	D-1
EXHIBIT E - Subordination Non Disturbance Agreement	E-1
EXHIBIT F Estoppel
EXHIBIT G - Pilot Schedule
EXHIBIT H - Green Building Practices

BASIC SUBLEASE INFORMATION

The Basic Sublease Information outlines some of the material business terms of the Lease, however it is qualified in all respects by the applicable provisions of the Lease, and if there is a conflict between the Basic Lease Information and the provisions of the Lease, the Lease shall control.

Date of Lease:	December 15, 2021

Landlord:	Vista Real Estate Development LLC

Tenant:	Plug Power, Inc.

Building Address:	125 Vista Boulevard, Town of Bethlehem, County of Albany, State of New York

Building size:	Deemed to be 350,000 square feet

Improvements:	Deemed to be 350,000 square feet

Term:	Fifteen (15) years from the Full Rent Commencement Date

Target Date for Full Rent Commencement:	December 31, 2022

Initial Annual Rent upon Full Rent Commencement:	$3,517,500.00 ($10.05 per SF)

Additional Rent:	See Paragraph 3.02 of the Lease

Initial Monthly Rent Upon Full Rent Commencement:	$293,125.00

Extension Term:	See Paragraph 2.02 of the Lease

Service of Notices:	By registered or certified mail, or express mail as set forth in Article 22 of the Lease

State:	New York

SUBLEASE AGREEMENT

PARTIES

THIS SUBLEASE (“Lease”), made as of the 15th day of December 2021, by and between Vista Real Estate Development LLC, having its principal office at 302 Washington Avenue Extension, Albany, New York 12203 (“Landlord”) and Plug Power, Inc. a New York corporation with an address at 968 Albany Shaker Road, Latham, New York 12110 (“Tenant”).

ARTICLE l

LEASE OF PREMISES/EXPANSION OPTION

Section 1.01. Lease of Premises. Landlord has a ground leasehold interest in the Project defined herein. The ground lease will be for an initial term of 99 years with an option to extend the ground lease for an additional 99 years. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, provisions and conditions of this Lease an approximate 24.54 acre parcel of land (“Land”) along with 350,000 square foot of space as follows: a 200,000 square foot one story warehouse/manufacturing building (“Phase I”), a 50,000 square foot, two story office building (“Phase 2”) and a 100,000 square foot, one story service building (“Phase 3”) (each a “Building and collectively the “Buildings”) (the Buildings and Land and other appurtenances thereof including but not limited to landscaping, sidewalks, driveways, parking areas and curbs are collectively referred to in this Lease as the “Leased Premises” or “Project” or “Premises”), as more particularly shown on the site plan attached hereto as Exhibit A (“Site Plan”).

Section 1.02. Parking. Landlord shall provide to Tenant 300 lighted parking spaces in Phase 1 and 300 lighted parking spaces in Phase 2 and 3, in such locations shown on the Site Plan, for a total of 600 lighted parking spaces at the Project. Notwithstanding the foregoing however, in no event shall the available parking be less than required by municipal code as of the Full Rent Commencement Date. Landlord shall also provide to the Tenant parking for up to 25 tractor trailers and a one (1) acre laydown area.

Section 1.03 Easement Area. The Landlord has an easement over a portion of the Option Property [defined in Section 1.04 herein] which will be used for a portion of the Tenant parking and roadways for circulation and guard shed. For all purposes in this Lease, the Easement Area will be included in the definition of the Leased Property except for the payment of Annual Rent. During the term of the Lease Tenant shall keep and maintain the parking, roadways and guard shed in good condition and repair. The easement area will in no way obstruct the Tenant’s access and use of the premises. The Landlord further agrees to provide a survey showing the easement area.

Section 1.04. Fee Owner Recognition. The Landlord will obtain from the fee owner of the Land a fee owner recognition agreement in favor of Tenant the form of which is attached hereto as Exhibit B.

ARTICLE 2

TERM/ EARLY TERMINATION OPTION

Section 2.01. Initial Term. The Lease shall be effective upon execution by both parties. Tenant shall lease the Leased Premises to commence on the Term Commencement Date, as hereinafter defined, subject to extension as hereinafter provided. The Initial Term shall expire on the fifteen (15) year anniversary of the Full Rent Commencement Date. Within ten (10) days after the Full Rent Commencement Date, the parties shall enter into an Agreement of Lease Commencement, in the form marked Exhibit C, setting forth the commencement, rent commencement and expiration dates of the Initial Term and the commencement date of the Extension Term[s] (as hereinafter defined).

Section 2.02. Extension Terms. Tenant is hereby granted six (6) options to extend the Term of this Lease (the “Extension Term”) for an additional five (5) year term each upon the following terms and conditions:

(A)At the time of the exercise of the option to extend and at the time of said extension, the Tenant shall not be in default in accordance with the terms and provisions of this Lease.

(B)Notice of the exercise of the option to extend with respect to each option term shall be received by the Landlord in writing at least twelve (12) months before the expiration of the then existing Term (“Exercise Notice”). Landlord will provide Tenant with written notice of the coming extension option date a minimum of six (6) months in advance of Tenant’s required notice.

(C)The annual rent during each the Extension Term shall be as set forth in Section 3.01 of this Lease.

Section 2.03. Term of this Lease. The word “Term” and the words “Term of this Lease” shall mean the Initial Term and any Extension Term which may become effective.

Section 2.04. Termination Option. Provided Tenant is not in default of this Lease, it shall have the option at any time after IO years from the Full Rent Commencement Date and during the initial term of the Lease, to terminate this Lease upon 9 months prior written notice to the Landlord. Such notice shall not be given until the IO year anniversary of the Full Rent Commencement Date. Such notice shall be accompanied by a payment in the amount of (i) 65% of the unpaid Annual Rent from the date of termination until the end of the term, (ii) the unamortized Allowance as of the date of the termination, (iii) the unamortized Broker commission as of the date of termination (iv) any recapture amounts due and owing to the Agency and (iv) the unamortized Additional Allowance. In the event the Agency has not imposed a recapture as of the date of termination, it may still impose a recapture payment on Landlord and Tenant shall pay such amount whenever it becomes due and payable and this provision shall survive the termination of this Lease.

ARTICLE 3

RENT, ADDITIONAL RENT

Section 3.01. Annual Rent. The Project shall be constructed and delivered in three phases, Phase 1, Phase 2 and Phase 3. Initial Annual Rent shall be the product of $10.05 per square foot multiplied by the square footage of the Buildings. Commencing on the first year anniversary of the Full Rent Commencement Date, Annual Rent shall be increased by 1% over the Annual Rent in effect during the preceding Lease Year. It is anticipated the three Phases shall be delivered on different dates therefore Annual Base Rent shall commence as each Phase is delivered as set forth herein.

With respect to Phase 1, Tenant shall commence payment of Annual Rent five (5) months from the date Landlord delivers Phase 1 to Tenant. (“Phase 1 Commencement Date”)

With respect to Phase 2, Tenant shall commence payment of Annual Rent on the date Landlord delivers Phase 2 to Tenant in accordance with the terms of this Lease. (“Phase 2 Commencement Date”)

With respect to Phase 3, Tenant shall commence payment of Annual Rent on the date Landlord delivers Phase 3 to Tenant in accordance with the terms of this Lease. (“Phase 3 Commencement Date”)

The date that all three Phases have been delivered to the Tenant shall be the “Full Rent Commencement Date”.

Annual Rent Extension Terms. Annual Rent during each Extension Term if exercised shall continue to increase 1% per annum above the prior years’ Annual Rent.

Reduction in Annual Rent. Tenant shall have the option at any time prior to the Term Commencement Date, pay to Landlord [or its designated contractor directly], in million dollar increments, such amounts to lower the Annual Rent. The maximum payment shall not exceed $5,000,000. For every $1,000,000 paid to Landlord [or its designated contractor directly] the Annual Rent shall decrease $0.21 per square foot. In order to exercise this option, Tenant must provide Landlord with written notice, on or before April 1, 2022, of its intent to pay such sums to Landlord [or its designated contractor] with such payments being made prior to Term Commencement Date. Payments must be made in million dollar increments. Upon making such payment the parties shall, within 20 days of Landlord’s [or its designated contractor directly] receipt of such payment, enter into an amendment to this Lease setting forth the new Annual Rent schedule.

Annual Rent shall be due on the first day of each calendar month during the Initial Term. Rent for any period of less than one month shall be apportioned based on the number of days in that month. Tenant will pay the Annual Rent and Additional Rent to the Landlord at 302 Washington Avenue Extension, Albany, New York 12203 or to such other person or at such other place as Landlord may designate in writing. Tenant shall pay the Annual Rent and Additional Rent promptly as and when the same shall become due and payable, without demand therefor and without abatement, deduction or setoff except as expressly provided in this Lease. In the event that Landlord does not receive the Annual Rent and all Additional Rent due hereunder within ten (10) days after its due date, Tenant shall pay to Landlord a late charge at a rate of one and one-half percent (1.5%) per month for each dollar overdue. Such late charge shall be deemed Additional Rent for all purposes under this Lease.

Section 3.02. Additional Rent. In addition to Annual Rent, Tenant shall pay “Additional Rent” which shall mean all sums of money payable by Tenant under this Lease other than Annual Rent. The Annual Rent and the Additional Rent are hereafter collectively referred to as the “Rent”.

Section 3.03. Monthly Administrative Fee. Commencing on the Term Commencement Date, Tenant shall pay to Landlord a monthly fee equal to $500 to administer the real estate tax collection and payment, Albany County Industrial Development Agency reporting requirements and collection of insurance premiums. The administrative fee shall be paid on the first day of each month during the term of the Lease along with the payment of rent.

Section 3.04. Real Estate Taxes. Landlord shall pay when due all real estate and school taxes and special assessments, business improvement district taxes, payment in lieu of taxes, and all other taxes, duties, charges, fees and payments imposed, assessed or levied upon, or arising in connection with the ownership, use, occupancy or possession of the Building and Premises or any part thereof during the term of the Lease (“Taxes”). With respect to all or any part of Taxes which falls within the Term, Tenant shall pay to Landlord when due, as Additional Rent, Tenant’s Share of Taxes commencing on the Term Commencement Date. Tenant’s Share is calculated to be 100.00 % of Taxes. Such Tenant’s Share shall be paid by Tenant within thirty (30) days after receipt of an invoice therefore from Landlord which includes an itemized statement of the Taxes paid by Landlord and copies of the invoices for such Taxes received by Landlord. Failure of Landlord to provide such statement within the time prescribed shall not relieve Tenant of its obligations hereunder. Upon request of Landlord, Tenant’s Share shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each twelve (12) month period commencing and ending on date designated by Landlord, each installment being due on the first day of each calendar month. At any time during each twelve (12) month period, Landlord may re-estimate Tenant’s Share of Taxes and adjust Tenant’s monthly installments payable thereafter during such twelve (12) month period to reflect more accurately Tenant’s Share of Taxes. Within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances), after the end of each such twelve (12) month period, the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant’s account, as the case may be, within thirty (30) days of receipt of a statement from Landlord to Tenant, such amounts as may be necessary to effect adjustment to the agreed Tenant’s Share. Failure of Landlord to provide such statement within the time prescribed shall not relieve Tenant of its obligations thereunder. Initial year Taxes are estimated at $1.05 per square foot to the best of Landlord’s knowledge.

At Landlord’s option, however, Tenant shall pay the Taxes directly to the applicable taxing jurisdictions when due and shall send copies of paid receipts to the Landlord within 20 days from the date such payments are made.

Landlord will apply for a payment in lieu of tax agreement with the applicable municipal industrial development agency in accordance with the schedule attached hereto as Exhibit G (“Pilot Schedule”).

Section 3.05. Utility Charges. Commencing on the Term Commencement Date and continuing throughout the Term of this Lease, the Tenant, at its sole cost and expense, shall arrange for and pay directly to the utility provider for electricity, water, sewer, gas, communications and all other utility services to the portions of the Leased Premises as they are delivered to Tenant. For example, Tenant’s obligations to pay utilities for Phase 1 shall commence on the date Phase 1 is delivered to Tenant but Tenant shall not be obligated to pay utilities for Phase 2 or Phase 3 until such Phases are delivered to Tenant. All such fees and charges shall be paid timely before the imposition of any late fees or penalties. Landlord shall not be liable in the event of interruption in the supply of any utilities. In the event there are utility charges for a particular Phase which has not yet been delivered to the Tenant the Tenant shall only be required to pay its proportionate share of the utility invoice based upon the phases delivered to Tenant upon receipt of such invoice.

Section 3.06. Financial Statements. Upon Landlord’s written request, the Tenant shall promptly furnish Landlord with reasonable portions of Tenant’s financial statements certified by Tenant as true and complete, which accurately reflect such party’s current financial position. Notwithstanding, financial information shall not be required if Tenant is a publicly traded company. Landlord shall hold such financial statements as confidential and business propriety information of the Tenant and except for Landlord’s lender, Landlord shall not release or distribute such financial statements without Tenant’s prior written permission.

Section 3.07. Janitorial Services/Trash Removal Tenant shall provide, at its sole cost and expense, janitorial service to the Leased Premises, sufficient to maintain the Leased Premises in a Class A manner at all times. Tenant hereby covenants and agrees to handle, store and dispose of all Hazardous Materials generated within the Leased Premises in accordance with applicable federal, state and local and environmental and safety laws. Tenant shall, at its sole cost and expense, be responsible for removing all waste and recyclables from the Leased Premises for disposal by Tenant’s waste contractor. In the event Tenant shall fail to comply with the provisions of this Section 3.07, Landlord may, upon three (3) Business Days’ Notice, perform same and charge Tenant, as Additional Rent, the cost thereof, together with an administrative/overhead fee of fifteen percent (15%).

ARTICLE 4

PREPARATION FOR OCCUPANCY

Section 4.01 Construction Landlord’s Work. (A) Landlord shall promptly commence, and shall pursue with due diligence until completion, construction of the Landlord’s Work. Landlord’s Work shall be the work set forth in the floor plans and specifications attached to this Lease as Exhibit D (“Landlord’s Work”). Landlord shall pay for all of the cost of the Landlord’s Work. Any changes to the Landlord’s Work shall be paid by Tenant as Change Orders, as hereinafter defined. Landlord shall deliver each Phase of the Leased Premises with Landlord’s Work substantially completed. Changes to the Landlord’s Work shall be deemed change orders, to be paid for by Tenant. Landlord intends to complete construction of Landlord’s Work with respect to Phase 1 on the Phase 1 Completion Date and to complete construction of Landlord’s Work with respect to Phase 2 and Phase 3 on the Phase 2 and Phase 3 Completion Date, but this date may be extended for Tenant Delays (hereinafter defined). The Landlord shall not be liable in damages to Tenant for failure to substantially complete the construction of the Project and the Landlord’s Work by the Phase 1 Completion Date or the Phase 2 and Phase 3 Completion Date, provided such failure is the result of a Tenant Delay.

Landlord agrees to use “Green Building Practices” in construction as such term is defined in

Exhibit H attached hereto and the Landlord and Tenant shall work together to identify the green components for construction.

Landlord agrees to work with National Grid to cause Vista Technology Park to be served by a second existing National Grid substation (“Redundant Power Feed”). The cost of the Redundant Power Feed is not included in Landlord’s Work and shall be paid for by Tenant directly or deducted from the Allowance.

Landlord agrees to work with Tenant and National Grid to expeditiously process an interconnect application for this property.

(B)If the cost of construction of the Landlord’s Work is increased as a result of any Change Orders (hereinafter defined) (i) requested by Tenant, or (ii) as a direct result of any delay caused by Tenant, then Tenant shall pay to Landlord the amount by which the cost and expense was increased by such Change Order, and/or delay, which payment shall be made on the date which is ten (10) Business Days after Landlord shall have delivered to Tenant a bill in reasonable detail specifying the cost of such Change Order and/or delay. Landlord shall obtain or cause to be obtained all building permits, licenses and other governmental approvals which may be required to permit the construction of the Landlord’s Work. Promptly thereafter, Landlord shall commence and proceed with due diligence and without delay, to construct the Landlord’s Work in accordance with the plans and specifications, in a good and workman like manner. The term “Change Order” as used in this section shall mean the costs incurred by the Landlord in connection with any change to the plans and specifications, including without limitation, construction costs and architectural and engineering fees associated with reviewing and revising the approved plans and specifications, plus overhead and profit [5% overhead and 5% profit], the increased costs of various trade contractors due to delay in completing the Landlord’s Work, and costs associated with cancellation of materials already ordered.

(C)Tenant will give full cooperation in having available those persons who are necessary to settle problems arising out of job conditions. Tenant shall designate one or more representatives who shall have authority to bind Tenant as to all construction-related matters including, without limitation, ordering changes in the Work, provided that any Change Order shall be countersigned by a representative of Tenant; it is understood and agreed that Matt Savoie (the “Authorized Agent”) shall have the authority to bind the Tenant to Change Orders resulting in any changes to the approved plans and specifications.

(D)Tenant shall have access to the Phase 1 thirty (30) days prior to the Phase 1 Substantial Completion Date for the installation of Tenant’s Work. Tenant agrees it shall not interfere with or delay Landlord’s Work.

(E)If the date of the respective Substantial Completion of Landlord’s Work shall be delayed due to any Tenant Delay (hereinafter defined), Substantial Completion for such Phase shall be deemed to have been achieved on the Scheduled Completion Date and the period of time of the delay shall be added to the time in which the Landlord may perform its obligations. The term “Tenant Delay” shall include, without limitation, any of the following which delays the completion of the Landlord’s Work:

(1)The Landlord shall provide in writing all questions and clarification as to scope of the plans and specifications. Tenant will then have seven (7) days to answer in writing for items on the critical path. Failure to provide responses within aforementioned number of days shall be a Tenant Delay.

(2)Delays due to -

(a)Changes made by or on behalf of Tenant in Tenant’s plans or in Landlord’s Work;

(b)	Postponement of any Landlord’s Work at Tenant’s request or because of any Tenant’s work required to be performed in advance of items of Landlord’s Work so postponed;
(c)	Delays resulting from interference with Landlord’s Work in the Leased Premises or relating to the Building by Tenant, its agents, servants or employees;
(d)	Commercial unavailability of any materials necessary to complete a Change Order;
(e)	Delay due to Tenant failing to timely supply the design information for equipment to be incorporated into the building; or
(f)	Any other failure of Tenant to comply with any of its obligations under this Lease.

Upon receipt by the Tenant of notice of the occurrence of a delay under item (2)(d) above, the Tenant shall have the right within ten (10) Business Days after receipt of such notice to substitute available materials in order to avoid a Tenant Delay, provided the Tenant pays to the Landlord the net increase in cost caused by such substitution in accordance with Section 4.01(B) above. In any event, the Landlord’s Work shall be deemed Substantially Completed (as hereinafter defined) when the Tenant occupies the Leased Premises or any part thereof.

(F)In the performance of Landlord’s Work, Landlord may substitute materials of equal or better quality.

Section 4.01(A) Construction Tenant’s Work/Allowances: Any work required by Tenant for the use and operation of the Project and which is not included in the Landlord’s Work shall be deemed to be Tenant’s Work, which shall be completed at Tenant’s sole cost and expense. Article 13 of this Lease shall apply with respect to Tenant’s Work. Tenant shall proceed with due diligence toward the completion of Tenant’s Work. Landlord and Tenant shall cooperate and work together in connection with allowing Tenant access to the Building for the purpose of performing Tenant’s Work.

Landlord shall provide an allowance to Tenant in the amount of $3,400,000 (“Allowance”) to be used by Tenant in completing Tenant’s Work. Landlord shall pay the Allowance to Tenant upon the completion of Tenant’s Work, Tenant occupying the Project and paying the first month Annual Rent and providing lien waivers from all contractors, subcontractors and materialmen. If Landlord fails to pay the Allowance within 30 days from the date such Allowance is due, Tenant may offset Annual Rent in an amount equal to the unpaid Allowance.

Upon request by Tenant on or before February 1, 2022 (“Additional Allowance Notice Date”), Tenant shall have the option to increase the Allowance up to a maximum of $2,000,000 (“Additional Allowance”). Tenant shall notify Landlord of the exact amount of the Additional Allowance on the Additional Allowance Notice Date. The parties agree the Additional Allowance shall be amortized over a ten (10) year term and at 4.5% interest rate. Such payments shall be considered additional rent and shall be paid by Tenant on a monthly basis on the first day of each month of the term of the Lease commencing on the Full Rent Commencement Date and continuing for ten (10) years. There shall be no increase in payments over the ten (10) year repayment period.

Tenant agrees to use BBL Construction Services LLC (“BBL”) to perform Tenant’s Work. Tenant and BBL will enter into a separate agreement governing the terms and conditions of their relationship vis a vis Tenant’s Work.

Notwithstanding anything set forth herein to the contrary, however, Landlord shall not be responsible to obtain any required operational permits for Tenant’s business.

Section 4.02 Substantial Completion/Term Commencement Date

Landlord anticipates Substantial Completion of Phase 1 on or before July 31, 2022 (“Phase 1 Completion Date”). If Landlord fails to achieve Substantial Completion and delivery of the Phase 1 or before the Phase 1 Completion Date for reasons other than Tenant Delay, Landlord shall provide, at its option, either (i) a credit against Rent or (ii) payment equal to $15,000 per day for each day it fails to achieve Substantial Completion as of the Phase I Completion Date.

Landlord anticipates Substantial Completion of Phases 2 and 3 December 31, 2022 (“Phase 2 and Phase 3 Completion Date”). If Landlord fails to achieve Substantial Completion and delivery of Phase 2 and Phase 3 on or before the Phase 2 and Phase 3 Completion Date for reasons other than Tenant Delay, Landlord shall provide, at its option, either (i) a credit against Rent or (ii) payment directly to Tenant equal to $15,000 per day for each day it fails to achieve Substantial Completion as of the Phase 2 and Phase 3 Completion Date.

The date the Landlord’s Work is substantially complete with respect to each Phase of the Project shall be the date when Landlord delivers possession of each Phase to Tenant, free of all tenants and occupants and when:

(i)

the Landlord’s Work with respect to the Phase being delivered has been substantially completed (except for Punch List Items, as defined in Section 4.03(B)) in accordance with the provisions of this Lease; and

(ii)

Landlord has obtained a certificate of occupancy or comparable governmental authorization (temporary or permanent) with respect to the Phase being delivered permitting Tenant’s use and enjoyment of such Phase of the Project for the purposes authorized by the provisions of this Lease. (Notwithstanding, however, no certificate of occupancy shall be required if one cannot be obtained prior to Tenant completing Tenant’s Work (defined herein).

The “Term Commencement Date” shall be the date of substantial completion of the Landlord’s Work with respect to Phase 1.

Section 4.03. Punch List Items.

(A)Within thirty (30) days after the date the Landlord’s Work with respect to a particular Phase is Substantially Completed in accordance with Section 4.02, the Tenant shall deliver to Landlord a list of uncompleted Punch List Items (as hereinafter defined) for the Landlord’s Work that Landlord is obligated by the provisions of this Lease to complete. Landlord shall proceed with due diligence to complete the Punch List Items, subject to reasonable delays as a result of seasonal conditions.

(B)The term “Punch List Items” shall mean details of construction, work awaiting seasonal opportunity, decoration and mechanical and electrical adjustments which, in the aggregate, are minor in character and do not materially or unreasonably interfere with Tenant’s use or enjoyment of the Leased Premises in accordance with the provisions of this Lease and will not unreasonably interfere with Tenant’s ability to commence or complete Tenant’s Work.

Section 4.04. Tenant’s Rights of Access.

(A)During the course of the Landlord’s Work, the Tenant, its agents, employees and contractors, may enter the Leased Premises at all reasonable times for the purposes of inspection and, as soon as possible after the Landlord’s Work is Substantially Completed, for the purpose of installing any Tenant improvements, fixtures and other equipment not included in the Work to be performed by Landlord (the “Tenant Installation”) and which Landlord has approved in accordance with Section 13.02A without being deemed thereby to have taken possession. Tenant shall perform Tenant’s Work at Tenants sole and cost and expense. Tenant agrees that during said period (a) Landlord shall have no liability to Tenant for damage to any property of Tenant stored on the Leased Premises except for damages caused by negligent acts or omissions of Landlord or its employees or agents which are not otherwise covered by Tenant’s insurance, (b) Tenant shall not interfere with the Landlord’s Work, (c) Tenant shall indemnify Landlord and hold Landlord harmless from and against any claims, losses, damages and expenses arising out of the negligent acts or omissions of Tenant or its employees or agents in the Project. Any such prior entry to the Leased Premises shall be at the Tenant’s sole risk and (d) prior to entering the Property, Tenant shall provide Landlord with insurance as required in Section 10.02A.

(B)Tenant’s activity within the Leased Premises prior to the Term Commencement Date or Tenant’s acceptance of possession of the Leased Premises shall not be deemed a waiver of any of the obligations under this Article to be performed by Landlord, including the completion of Punch List Items. However, after entering into possession of any part of the Leased Premises, Tenant shall promptly bring to Landlord’s attention by delivery of written notice identifying any defects in construction which come to Tenant’s attention within the first two (2) months following Tenant’s occupancy, except for latent defects for which Tenant shall have a period of one year following Tenant’s occupancy to identify in writing to Landlord, and Landlord shall promptly correct same at Landlord’s expense.

Section 4.05. Condition of Construction. All construction work required or permitted by this Lease, whether by Landlord or Tenant, shall be done in a good and workmanlike manner using new, first class materials and shall be in compliance with all applicable Laws. Landlord shall also obtain all licenses (except all licenses and approvals required by the Tenant to operate its business from the Leased Premises), temporary and permanent certificates of occupancy and other governmental approvals required to permit the use of the Leased Premises in accordance with this Lease except if such items cannot be obtained because Tenant has not completed Tenant’s Work.

ARTICLE 5
ALLOWABLE USE

Section 5.01. Landlord’s Representations Regarding Use. Landlord represents and warrants that the Leased Premises and the uses thereof for the purposes specified in this Lease are, or on the Term Commencement Date will be, in conformity with all applicable Laws, and that Landlord will deliver possession of the Leased Premises to Tenant, free of all tenants and occupants.

ARTICLE 6

ALBANY COUNTY INDUSTRIAL DEVELOPMENT AGENCY

Section 6.01. The Landlord will apply for benefits from the Albany County Industrial Development Agency (“Agency”), with respect to the construction, operation and assessment of the Leased Premises. The Agency offers an “enhanced” payment in lieu of tax program along with abatements of sales tax with respect to the construction of the Project. Landlord agrees to promptly apply for such enhanced benefits and tax exemptions. The payment in lieu of tax agreement does not fix the assessment with respect to the Project but will reduce the percentage of real estate taxes to be paid with respect to the Project over the period of the agreement. There are certain reporting requirements imposed by the Agency and required pursuant to New York State law. During such period of time as the Agency has an interest in the Leased Premises the Tenant agrees to comply with such requirements as are typically imposed by the Agency and/or required by New York State Law regarding the listing or posting of job openings at the Leased Premises on transactions of this type and annual employment reporting as are typically required by the Agency on transactions of this type. During the Term of the Lease, Tenant shall also provide to the Landlord, upon request, information regarding the occupancy of the Leased Premises so that the Agency may calculate the payment in lieu of taxes due, if any, with respect to the occupancy of the Leased Premises. The Landlord shall provide specific information and forms to the Tenant regarding the particular requirements. The Tenant has provided Landlord with specific employment estimates regarding the operation by Tenant at the Leased Premises during the term of the Pilot Schedule. In the event Tenant fails to maintain such employment levels and there is a recapture of benefits imposed by the Agency, the Tenant shall be responsible to pay when due, such recapture payments. The Tenant shall indemnify, defend and hold harmless with respect to any and all recapture payments and this provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 7

RIGHT OF FIRST OFFER/ RIGHT OF FIRST REFUSAL TO PURCHASE THE
LEASED PREMISES AND PURCHASE OPTION

Section 7.01 Right of First Offer. Provided that Tenant is not in default under the Lease and that this Lease remains in full force and effect, if at any time from and after the date of the Full Rent Commencement Date, the Landlord shall desire to transfer the ground leasehold interest and improvements in and to the Premises to an unrelated third party, the Landlord shall deliver to the Tenant a letter setting forth the asking price, terms and conditions of the proposed transfer which Landlord is willing to accept (the “Landlord Terms”). The Tenant shall have a right of first offer to purchase the Leased Premises and Tenant may, within thirty (30) days after receipt of the Landlord Terms, elect to purchase the ground leasehold interest and improvements in the Leased Premises in accordance with the Landlord Terms by delivering a written acceptance to Landlord. If the Tenant delivers timely acceptance to Landlord of Landlord Terms, the parties shall proceed to contract and closing within ninety (90) days thereafter. If the Tenant fails to deliver written acceptance of the Landlord Terms within twenty (20) days of receipt, the Tenant’s right of first offer shall automatically be terminated. Notwithstanding, if the transfer to an unrelated third party doesn’t close within six (6) months after Tenant’s right of first offer terminates, then, Tenant’s right of first offer shall be restored. This right of first offer shall not apply to a mortgagee or purchaser in foreclosure or subsequent sale by such mortgagee.

Section 7.02. Right of First Refusal to Purchase the Premises. Provided Tenant is not in default under the terms of this Lease, Tenant shall have the right of first refusal to purchase the ground leasehold interest and improvements in the Premises. If the Landlord shall receive an unsolicited offer for the purchase of the ground leasehold interest in the Premises which Landlord shall desire to accept (any such offer may include a letter of intent which has not been fully negotiated, the “Offer”), the Landlord shall deliver to the Tenant a notice setting forth the asking price, terms and conditions and proposed purchase agreement (“Sale Terms”). Tenant shall have a period of thirty (30) days from receipt of the Sale Terms in which to deliver to Landlord a signed purchase agreement to purchase the ground leasehold interest in the Premises upon the Sale Terms and the parties shall proceed to closing within ninety (90) days thereafter. If the Tenant fails to deliver the signed purchase agreement within thirty (30) days of receipt of the Sale Terms, the Tenant’s right of first offer shall automatically be terminated. Notwithstanding, if the transfer to an =elated third party who made such unsolicited offer doesn’t close within six (6) months after Tenant’s right of first refusal terminates, then, Tenant’s right of first refusal shall be restored. This right of first refusal shall not apply to a mortgagee or purchaser in foreclosure or subsequent sale by such mortgagee.

Section 7.03 Option to Purchase the Premises. Provided Tenant is not in default under the terms of this Lease, Tenant shall have the option to purchase the ground leasehold interest and improvements in and to the Premises after the 12th year anniversary of the Full Rent Commencement Date. The option price shall be the greater of (i) Fair Market Value [defined herein] of the Premises when the option is exercised or (ii) an amount equal to the Annual Rent when the option is exercised divided by a capitalization rate of 5.5%. Tenant shall provide ninety (90) days prior written notice to Landlord of its desire to exercise this option. Once exercised, Tenant shall use its reasonable best efforts to close on the property (90) days from the date of the notice but no later than 120 days from the date of the notice. Tenant shall be responsible to pay, in addition to the option price, all of Landlord’s prepayment penalties and fees, swap termination fees, in connection with any existing mortgage loan. Tenant shall pay all transfer taxes due as a result of this Option to Purchase.

For purposes herein the Fair Market Value shall be the then fair market value for similar space in buildings in the Capital District (the “Market Area”) (with similar tenant improvements and tenants of similar credit worthiness), which Fair Market Value shall be determined as follows:

(a)

The Fair Market Value (“Market Value”) shall be proposed by Landlord in good faith within twenty (20) days after receipt of Tenant’s notice that it intends to exercise its option to purchase the Premises (the “Landlord’s Proposed Market Value”). Landlord’s Proposed Market Value shall be the Market Value unless Tenant notifies Landlord, within twenty (20) days of Tenant’s receipt of Landlord’s Proposed Market Value, that Landlord’s Proposed Market Value is not satisfactory to Tenant (“Tenant’s Rejection Notice”).

(b)

If Tenant delivers Tenant’s Rejection Notice and the Market Value is not otherwise agreed upon by Landlord and Tenant within forty (40) days after Landlord’s receipt of Tenant’s notice that it intends to exercise its option to purchase the Premises, then the Market Value shall be determined by the following appraisal procedures:

1.Within ten (10) days of the expiration of said forty (40) day period Tenant and Landlord shall give each other notice which shall specify the name and address of the Qualified Appraiser (as defined below) designated by such party (the “Tenant’s Appraisal Notice” and the “Landlord’s Appraisal Notice”). If a party (the “Non-Designating Party”) shall fail to timely give to the other party (the “Designating Party”) such written notice of its designated Qualified Appraiser, then the Designating Party shall send a written notice to the Non-Designating Party stating that, if the Designating Party shall not receive a written notice from the Non-Designating Party of its Qualified Appraiser within seven (7) days following the date of said notice to the Non-Designating Party, then the determination of Market Rent by the designated Qualified Appraiser of the Designating Party shall be the Market Rent for the applicable Extended Term and be conclusive and binding on Landlord and Tenant. Such two Qualified Appraisers shall, within thirty (30) days after the designation of the Qualified Appraisers, make their determinations of the Market Value in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) Qualified Appraisers shall have thirty (30) days after the receipt of notice of each other’s determination to confer with each other and to attempt to reach agreement as to the determination of the Market Value. If such Qualified Appraisers shall concur in their determination, they shall give notice thereof to Landlord and Tenant and the amount agreed to by both Qualified Appraisers shall be final and binding upon Landlord and Tenant. If such Qualified Appraisers shall fail to concur as to such determination within said thirty (30) day period, they shall give notice thereof to Landlord and Tenant, and thereafter the two (2) Qualified Appraisers shall immediately designate a third Qualified Appraiser. If the two Qualified Appraisers shall fail to agree upon the designation of such third Qualified Appraiser within ten (10) days after said thirty (30) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant, and if Landlord and Tenant fail to agree upon the selection of such third Qualified Appraiser within ten (10) days after the Qualified Appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third Qualified Appraiser.

2.For purposes of this Lease, a “Qualified Appraiser” shall be an independent real estate appraiser or consultant who shall be a current member of either a member of either M.A.I. or A.S.R.E.C., and have had at least ten (10) years continuous experience in the business of appraising commercial real estate similar to the Property in the Market Area where the Property is located.

3.The third Qualified Appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make a determination of the Market Value in writing and give notice thereof to the other Qualified Appraisers and to Landlord and Tenant (i.e., there shall be three determinations of Market Value). The Market Value shall be the average of the two determinations that are closest in value.

Each party shall pay fees, costs and expenses of the Qualified Appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such appraisal.

ARTICLE 8

USE OF LEASED PREMISES

Section 8.01. General Uses. Tenant shall have the right to use the Leased Premises for a manufacturing, warehouse and commercial office, and all other uses incidental and related thereto; including hydrogen storage and distribution and for no other use without the prior written consent of the Landlord in the exercise of Landlord’s sole and absolute discretion. If any government license or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Leased Premises, and if the failure to secure such license or permit, might or would, in any way effect Landlord, then Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and comply with the requirements of each such license or permit.

Landlord represents the local municipality agrees Tenant may use Hydrogen at the Leased Premises both outside and inside at volumes specified by Tenant.

Tenant shall have access to the Leased Premises twenty-four (24) hours a day, seven days a week throughout the Term of the Lease.

ARTICLE 9

REPAIRS AND MAINTENANCE

Section 9.01. (A) Tenant’s Repairs. Any and all repairs, maintenance and replacements required at the Project and not included in the Landlord Repairs set forth in Section 9.01(B) shall be deemed to be Tenant’s repair, maintenance and replacement obligation. In connection therewith, Tenant shall, at its expense, keep and maintain the interior, nonstructural portions of the Leased Premises including but not limited to all mechanical systems and plumbing hot water heater, fire extinguishers, sprinkler system, elevator maintenance, extermination services, and all HVAC equipment, mechanical systems, in good condition and repair at all times. Tenant shall, at its expense, keep and maintain Tenant’s Work and signage in good condition and repair at all times. Tenant shall keep and maintain the exterior including parking areas and driveways and drive aisles in good condition and repair. The Landlord will provide the scope and specification of the paving detail which shall demonstrate the quality and workmanship of a Class A finished product for a period of five (5) years. Any replacements due to latent defect to the pavement will be the responsibility of the Landlord during the first sixty (60) months. All such repairs and necessary replacements shall be in quality and class equal to the original work and materials. Landlord shall provide Tenant with any owner’s manuals and manufacturer’s warranties in Landlord’s possession for any equipment that Tenant is responsible to maintain and/or repair.

With respect to the heating ventilating and air conditioning (“HVAC”), at all times during the term of this Lease and any extensions thereof, Tenant shall be responsible for the maintenance, repair and replacement of the HVAC system and shall maintain a quarterly service agreement with a reputable HVAC contractor acceptable to Landlord, and shall provide a copy of such agreement within thirty (30) days of occupancy of the Premises or the Tenant may elect to self-perform the HVAC maintenance and repair. The Landlord will have the right to audit Tenant’s HVAC maintenance records, upon written request, and be assured the work is being conducted correctly. Each year during the term, Tenant shall provide Landlord with a current copy of said contract. Tenant’s failure to maintain such contract shall be considered a default under this Lease. If Tenant fails to maintain such contract, Landlord may, but shall not be obligated to obtain a contract and the cost of same shall be considered additional rent, payable by Tenant upon receipt of an invoice.

(B)Landlord Repairs. Landlord shall keep and maintain the roof and structural portion (footings, foundations and load-bearing columns) of the Building, all other repairs, maintenance and replacements required with respect to the Leased Premises shall be Tenant’s obligation at its sole cost and expense. If Tenant fails to keep and maintain and replace when necessary any portion of the Leased Premises, Landlord may, at its option, make such repairs at Tenant’s sole cost and expense. Such amounts shall be deemed additional rent payable by Tenant within 30 days from the date of invoice by Landlord. If in Landlord’s reasonable opinion any damage or destruction requiring repair or replacement is caused by any fault, negligence, act, or omission of Tenant or Tenant’s agents, employees, subcontractors or vendors, Landlord shall nevertheless make the repair and Tenant shall pay to Landlord, as additional rent, immediately upon demand, the cost therefore together with an administrative/overhead fee of five percent (5%). Landlord shall not be responsible for the maintenance and repair of Tenant’s Work.

ARTICLE 10

FIRE AND OTHER CASUALTY-INSURANCE

Section 10.01. Damage or Destruction.

(A)The Tenant must give the Landlord prompt written notice of fire, accident, damage or dangerous or defective condition on or about the Leased Premises. If any portion of the Building (to include any improvements to the Leased Premises, but excluding Tenant’s Owned Property, as defined in Section 13.03), is damaged by fire, earthquake, flood or other casualty, or by any other cause of any kind or nature (the “Damaged Property”) and the Damaged Property can, in the

reasonable opinion of Landlord be repaired within two hundred forty (240) days from the date of receipt of insurance proceeds and provided that such proceeds are made available by Landlord’s Mortgagee, Landlord shall proceed promptly after receipt of such insurance proceeds to commence making such repairs so as to restore the Damaged Property to the condition it was in prior to the damage. Except as hereinafter provided in Section 10.01(E), this Lease shall not terminate, but Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent payable during the period commencing on the date of the damage and ending on the date the Damaged Property is repaired as aforesaid and possession of the Leased Premises is delivered to Tenant. The extent of rent abatement shall be based upon the portion of the Leased Premises rendered untenantable, unfit or inaccessible for use by Tenant for the purposes stated in this Lease during such period. Notwithstanding, however, if it is reasonably determined that the damage renders the Leased Premises unfit for Tenant’s use for its entire purpose, then the entire rent during the period of repair shall be abated.

(B)If Landlord notifies Tenant that the Damaged Property cannot be completed within two hundred forty (240) days from the date the damage occurred, or the Lease term will expire within one (1) year from the date of the damage and Tenant fails to extend the term in accordance with Section 2.02 within thirty (30) days from the date of the damage, then either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days from the date the damage occurred. Upon termination, Annual Rent and Additional Rent shall be apportioned as of the date of the termination and all prepaid Annual Rent and Additional Rent shall be refunded to Tenant within thirty (30) days after the date of termination.

(C)Notwithstanding anything contained in Section 10.01(A) and (B) above to the contrary, there shall be no obligation on the part of Landlord to repair the Damaged Property if, the damage occurred during the last twelve (12) months of the term of this Lease unless Tenant, within thirty (30) days after the damage, exercises its option to renew pursuant to Section 2.02 hereof.

(D)If neither party exercises its option to terminate hereunder Landlord shall, with due diligence, repair the Damaged Property, except for Tenant’s Owned Property and Tenant’s Work, as a complete architectural unit of substantially the same usefulness, design and construction existing immediately prior to the damage. Tenant shall be entitled to a pro rata abatement of Annual Rent in the manner and to the extent provided in Section 10.01(A).

(E)If by operation of this Article Landlord undertakes but fails to complete repairs of the Damaged Property (except for Tenant’s Owned Property), as required by the provisions of this Article and deliver possession of the Leased Premises to Tenant within two hundred forty (240) days from the date the damage occurred for any reason other than Excusable Delay or a delay caused by Tenant, Tenant may, upon written notice to Landlord and the holder of any mortgage encumbering the Building who shall have theretofore given Tenant an address to which such notices under this Lease are to be sent, terminate this Lease. If this Lease is terminated, then the Term shall end on the date specified in the notice and Annual Rent and Additional Rent shall be apportioned as of the date of the termination and all prepaid Annual Rent and Additional Rent shall be refunded to Tenant within thirty (30) days after the date of termination.

(F)Nothing in this Section 10.01 shall require Landlord to restore, repair, or replace any Tenant’s Owned Property or Tenant’s Work.

Section 10.02. Insurance.

(A)Tenant Insurance. Throughout the Initial Term and any Extension Term, Tenant shall carry Commercial General Liability Insurance (ISO CG 00 01 - 1993 Form or its equivalent) with respect to the Leased Premises written on an occurrence form endorsed to apply on a Primary basis including a Per Location Aggregate applicable to the Leased Premises only for the Term of this Lease. Such insurance shall be from a responsible and solvent insurance company authorized to do business in the State of New York with an A.M. Best Rating of A- or better and shall also cover the Tenant’s contractual obligations set forth in this Lease. The Commercial General Liability policy shall name Landlord (and property manager, if any) as additional insured on a primary and noncontributing basis (Managers or Lessors of Premises CG 2032 or its equivalent). The policy shall contain a Waiver of Subrogation in favor of the Landlord.

Such insurance shall be provided in amounts not less than the following which minimum coverage requirements may be periodically revised by Landlord in the exercise of its reasonable discretion with deductibles reasonably acceptable to Landlord (the Tenant is responsible for payment of any applicable deductibles):

Coverage	Limits of Liability
Bodily Injury & Property Damage Each Occurrence Limit	$2,000,000.00
General Aggregate Limit	$4,000,000.00 [with a minimum of $5,000,000 excess liability]
Products/Completed Operations Aggregate Limit	$4,000,000.00
Personal/Advertising Injury Occurrence Limit	$2,000,000.00
Fire Damage (Any One Fire)	$100,000.00
Medical Expense (Any One Person)	$5,000.00

Prior to the Term Commencement Date, Tenant shall provide a certificate of insurance to the Landlord evidencing coverages in compliance with the above requirements. The certificate of insurance shall provide thirty (30) days advance written notice to the Landlord in the event of the cancellation, change and/or non-renewal of the coverages certified. The certificate of insurance shall be renewed and submitted to the Landlord annually at least thirty (30) days prior to the expiration of Tenant’s then current commercial general liability insurance policy for the duration of the Term of this Lease.

During the Term of this Lease, Tenant shall also carry all risk property insurance covering Tenant’s Owned Property from responsible, solvent insurance companies authorized to do business in the State of New York.

Tenant shall also carry Workers’ Compensation insurance including Employers Liability in compliance with New York Statutory Limits.

If Tenant fails at any time to take out, pay for, or maintain and deliver certificates or other evidence of insurance acceptable to Landlord, then Landlord without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall not be obligated to ) take out, pay for and maintain any of the insurance policies provided for in this Lease and any sums paid and costs incurred by Landlord in so doing, together with interest thereon at the Lease Interest Rate shall from the date of such expenditure by Landlord until payment in full, be deemed Additional Rent.

(B)Landlord Insurance. Throughout the Initial Term and any Extension Tenn, Landlord shall for the benefit of itself, its mortgagee and, to the extent applicable, Tenant, obtain the following insurance from responsible, solvent insurance companies authorized to do business in the State of New York.

(i)Commercial Property Insurance, which shall at a minimum, cover the perils insured under an ISO for CP 1030 or its equivalent - All Risks Property Insurance coverage (including Flood and Earth Movement if necessary) covering the Leased Premises in an amount or amounts not less than the full replacement cost of the Building;

(ii)All risk insurance covering loss of rental in an amount not Less than Annual Rent for the Building for a period of one year;

(iii)Comprehensive General Liability insurance with a combined Single limit of liability of at least $2,000,000 with excess liability policy of a minimum of $5,000,000; and

(iv)Such other insurance coverages and in such amounts as Landlord’s Mortgagee and the applicable industrial development agency may reasonably require.

Tenant shall pay Landlord’s insurance premiums within 30 days’ notice by Landlord with respect to such payment. Such amounts shall be considered additional rent. Tenant shall also be responsible to pay any deductibles when due in the event of a claim.

Copies of insurance certificates shall be provided to Tenant.

(C)Mutual Release. Landlord and Tenant each hereby releases the other, its officers, directors, members, employees and agents, from liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property to the extent covered by valid and collectable insurance with standard extended coverage endorsement, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall apply only to loss or damage:

(i)Actually recovered from an insurance company; and

(ii)Occurring during the period of time for which the releasor’s insurance policies shall contain a clause or endorsement to the effect that such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that any insurance policies carried by each of them respectively and covering the Leased Premises or Tenant’s Owned Property will include the clause or endorsement referred to above as long as the same be obtainable without extra cost, or, if extra cost shall be charged therefore, so long as the other party pays such extra cost. If any extra cost shall be chargeable therefore, each party shall promptly advise the other of the amount of the extra cost. Landlord shall look solely to the proceeds of its respective casualty insurance policy to compensate it for any such loss, damage or destruction, except for any negligent or willful act or omission not covered by insurance and attributable to Tenant or any of its respective agents, invitees, licensees, contractors or employees for which Tenant shall remain responsible. Tenant shall look solely to the proceeds of its respective casualty insurance policy to compensate it for any such loss, damage or destruction, except for any negligent or willful act or omission not covered by insurance and attributable to Landlord or any of its respective agents, invitees, licensees, contractors or employees for which Landlord shall remain responsible.

(D)Tenant Release. Notwithstanding anything to the contrary contained herein, Tenant hereby releases Landlord from liability for damage or destruction to the Tenant’s Owned Property so long as they are not caused by acts or omissions of Landlord, its contractors, subcontractors and their respective invitees, employees or agents; provided, however, such release shall be in force and effect only in respect of damage or destruction covered by standard policies of fire insurance with extended coverage.

ARTICLE 11
INDEMNIFICATION

Section 11.01. Indemnification. (A) Subject to the provisions of Section 10.02, Tenant indemnifies, defends, and holds Landlord harmless from claims for personal injury, death, or property damage occurring in or about the Leased Premises to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees, or invitees. In the event the Landlord, without fault on its part, is made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all Landlord’s costs, expenses and reasonable attorney fees.

(B)Landlord indemnifies, defends, and holds Tenant harmless from claims for personal injury, death, or property damage occurring in or about the Leased Premises that are caused by the negligence or willful misconduct of Landlord, its agents, employees, or invitees. In the event the Tenant, without fault on its part, is made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all Tenant’s costs, expenses and reasonable attorney fees.

(C)Notwithstanding paragraph (A) and (B) above, the parties release each other from any claims either party (“Injured Party”) has against the other to the extent the claim is covered by the Injured Party’s insurance or the insurance the Injured Party is required to carry under Section 10.02 above, whichever is greater and provided that such policy is in fact, in effect at the time of the injury or damage.

ARTICLE 12
CONDEMNATION

Section 12.01. Taking-- Lease Ends. If at any time during the term of this Lease any portion of the Building shall be so taken which renders the Building unsuitable for Tenant’s use in either event which is the result of a taking for any public or quasi-public use, under any statute or by right of eminent domain, then the Tenant shall have the right by written election within thirty (30) days following the date of said taking to terminate this Lease and this effective date of termination shall be the later of such vesting of title or Tenant’s vacating the Leased Premises, whichever occurs earlier, except as provided in Section 12.03, and the Annual Rent and Additional Rent shall be apportioned and paid, or refunded, as the case may be, to such date.

Section 12.02. Taking -- Lease Continues. If it is reasonably determined by Tenant that the portion of the Building remaining after a taking enables Tenant to continue to use the Leased Premises for its entire purposes, shall be taken this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent based upon the proportion of the area of the Building that was so taken bears to the area of the Building, immediately prior to such taking.

Section 12.03. Temporary Taking. If the use and occupancy of the whole or any part of the Leased Premises is temporarily taken for a public or quasi-public use for a period in excess of twelve (12) months or less than the balance of the lease term or any extension thereof, Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent, equitably adjusted as to the portion of the Leased Premises temporarily taken until such temporary taking has ceased.

Section 12.04. Landlord’s Award. Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Landlord or in the proceedings except as otherwise expressly provided in this Article. Subject to the foregoing, Tenant hereby assigns to Landlord any and all of Tenant’s right, title and interest in or to such award or awards or any part thereof.

Section 12.05. Tenant’s Award. If there is a taking hereunder, Tenant shall be entitled to appear, claim, prove and receive in the condemnation proceeding a separate award for (1) the value of Tenant’s Personal Property (hereinafter defined) that are damaged, destroyed or taken hereunder; and (2) the cost of relocation; provided none of the above shall affect or impair Landlord’s award.

Section 12.06. Restoration by Landlord. If there is a taking hereunder and this Lease is continued, and provided that Tenant is not in default under the Lease, Landlord shall, to the extent and upon receipt of the available condemnation proceeds, proceed with reasonable diligence to repair, replace and restore as closely as possible to that which existed immediately prior to the taking the Leased Premises to include the Building, and the Leased Premises as a complete architectural unit of substantially the same proportionate usefulness, design and construction (excluding Tenant’s Owned Property as hereinafter defined).

Section 12.07. Definitions. Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Building or Land in lieu or under threat of condemnation.

ARTICLE 13
ALTERATIONS AND IMPROVEMENTS

Section 13.01. Tenant’s Changes - - No Approval

Tenant may place and replace Tenant’s Personal Property in the Leased Premises as it may desire at its own expense without Landlord’s consent. Tenant shall not alter, improve, replace or change the Building or the Leased Premises, except in accordance with Section 13.02.

Section 13.02. Tenant’s Changes -- Landlord’s Approval.

(A)Except with respect to non-structural changes which will be defined as changes which do not affect the structure, roof or building mechanicals or require municipal permits or approvals, and which shall be permitted upon notice to Landlord but without Landlord’s consent, Tenant shall not make any alterations without Landlord’s prior written consent.

(B)All alterations made under this Section 13.02 shall be at the sole cost and expense of Tenant. All alterations, additions and improvements made or caused to be made by Tenant shall be completed in a good and workmanlike manner. Such alterations, additions, or improvements shall become the absolute property of Landlord at the expiration or sooner termination of this Lease without the payment of any consideration therefor, unless removed by Tenant (and any damage to the Building is repaired by Tenant contemporaneous with said removal) prior to the expiration or sooner termination of this Lease. In the event Landlord’s consent is required, all permits and approvals, plans and specifications will be required to be reviewed and approved by Landlord. All alterations shall be made by Tenant in accordance with applicable laws, rules, regulations and orders. Tenant shall obtain all required permits and approvals prior to making any alterations.

(C)During the course of making any alterations or improvements approved by Landlord, Tenant shall maintain or cause to be maintained adequate worker’s compensation insurance covering all persons employed in connection with the work and builder’s risk insurance. In addition all contractors entering the Premises shall provide Landlord with adequate liability insurance naming the Landlord as an additional named insured.

(D)Tenant shall not permit any mechanic’s lien or other similar lien to be filed against the Project or against Landlord’s interest in the same by reason of any work, labor, services or materials supplied for any alteration or improvement or other work performed by or on behalf of Tenant. If any such lien shall at any time be filed against the Project, Tenant shall, within thirty (30) days after written notice from Landlord (or such shorter period as Landlord’s lender shall require), cause such lien to be discharged of record, by payment, bond, or court order. If Tenant fails to discharge such lien within such period referenced above, then, in addition to (and not in lieu of) any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge such lien. In such event, Landlord shall be entitled to be reimbursed by Tenant for any payment of Landlord’s costs and expenses in discharging such lien, (including without limitation, legal fees and disbursements) together with interest thereon at a fluctuating rate per annum equal to the prime rate of interest in effect from time to time as announced by the Wall Street Journal (or any successor thereto) plus three (3%) percent, computed as to each item from the date of payment by Landlord until paid in full (the “Lease Interest Rate”). All such sums shall be deemed to be Additional Rent and due contemporaneously with the payment of the next succeeding installment of Annual Rent. At the request of Landlord from time to time, Tenant shall deliver to Landlord written waivers of lien by the architect, contractor, materialman, laborer and any other person supplying materials or labor in connection with the improvement, addition or alteration whereby such person waives any lien upon or against the Project, and the interest of the Landlord therein.

(E)Notwithstanding the provisions hereof, in the event that during the course of and due to any alterations or improvements by Tenant approved by Landlord repairs to the Building become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make such repairs at Tenant’s expense. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord. If the Tenant shall fail to so reimburse Landlord, interest on the amount so billed shall accrue from the date of the billing until payment in full, at the Lease Interest Rate. All amounts payable under this subsection (E) shall be deemed Additional Rent.

Section 13.03. Tenant’s Owned Property. All of Tenant’s leasehold improvements, inventory, furniture, chattels, signs, contents, fixtures (including trade fixtures), or personal property of Tenant located on, in, under, above or which serve the Leased Premises installed by Tenant after the Term Commencement Date (“Tenant’s Personal Property”) and all non-structural alterations, improvements, replacements and changes made prior to or during the term, paid in full by Tenant, shall be owned by and remain the property of Tenant notwithstanding Landlord’s obligations to insure any part of the same under Section 10.02(A). Tenant’s Personal Property and all such non structural alterations, improvements, replacements and changes, collectively constitute “Tenant’s Owned Property”.

Section 13.04. Removal of Tenant’s Owned Property. Tenant may at their option remove all or any of Tenant’s Owned Property at any time during the Term. At the expiration or termination of this Lease, the Tenant shall, at their option, remove all of the Tenant’s Owned Property, but in all events shall be required to remove the hydrogen network and equipment but may leave hydrogen piping/tubing in or on the Building provided such piping/tubing has been purged of hydrogen., and shall restore the Leased Premises to Landlord’s reasonable satisfaction, ordinary wear and tear excepted. If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, the Tenant moves out or is dispossessed and fails to remove any of Tenant’s Owned Property prior to such expiration of this Lease, termination, move out or dispossession, then and in that event, Landlord shall have the option to either (a) deem such Tenant’s Owned Property abandoned by the said Tenant and shall become the property of the Landlord, or (b) Landlord may remove and either store or dispose of said property at the expense of Tenant and hold Tenant responsible for all expenses incurred thereby. Tenant’s obligations as set forth in this paragraph shall survive the end of this Lease.

ARTICLE 14

LANDLORD’S ACCESS

Section 14.01. Landlord’s Access. (A) Landlord shall, upon at least 24 hours advance oral notice and with an executed Non-Disclosure/Confidentiality Agreement, circumstances permitting, to Tenant’s designated agent with Tenant’s designated agent being present (Tenant hereby agrees to have a designated agent “on-call” at all times for the purposes of providing Landlord with prompt access to the Leased Premises), have the right (i) at all reasonable times on days Tenant is open for business, to inspect the Leased Premises and to show the same to prospective mortgagees and purchasers; (ii) during the last year of the term on days Tenant is open for business, to show the same to prospective tenants and; and (iii) at all times to make repairs or replacements as required by this Lease or as may be necessary; provided, however, that Landlord shall use all reasonable efforts to minimize interference with Tenant’s use and occupancy of the Leased Premises.

(B)Notwithstanding the foregoing, Landlord shall have the right to enter the Leased Premises at any time by master key or by the use of force without rendering Landlord liable therefore (except to repair damage to the entry caused by forcible entry) in the event of an emergency, provided that Landlord shall have made a good faith and diligent effort to contact a representative of Tenant prior to making such entry.

ARTICLE 15
COMPLIANCE WITH LAWS

Section 15.01. Tenant’s Compliance with Laws. Tenant shall comply with all present and future Laws which are applicable to the Leased Premises and the cleanliness, safety, use and occupation thereof, including without limitation the Americans with Disabilities Action of 1990, as the same may be amended from time to time.

ARTICLE 16
SURRENDER OF POSSESSION

Section 16.01. Surrender of Possession. At the expiration or earlier termination of the term, Tenant will peaceably yield up the Leased Premises to Landlord in its original condition, ordinary wear and tear excepted.

ARTICLE 17
SIGNS

Section 17.01. Tenant’s Signs. With prior consent of Landlord, the Tenant, at its sole cost and expense, may place its signs on the entrance doors to the Leased Premises and elsewhere within the Building. The design and size of any such signs placed by Tenant shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld or delayed. All other signage shall require Landlord’s prior written consent which shall not be unreasonably withheld or delayed. Tenant shall not be permitted to install or permit installation of any signs, sculptures and/or graphics which adversely reflect on the dignity or character of the Building as a first-class Building. All signs installed by Tenant shall comply with applicable laws and shall be installed in a good workmanlike manner. Landlord shall have the right to remove any signs installed by Tenant in violation of this paragraph and to charge Tenant the cost of such removal without liability to Landlord for such removal. Tenant shall obtain all municipal permits and approvals as may be required for Tenant’s signage. Landlord has no objection to Tenant seeking signage on Route 85 outside of Vista Technology Park. Landlord agrees to assist Tenant with its seeking signage on Route 85, on the pylon located at 5 Vista Boulevard and potential new signage on 5 Vista Boulevard.

ARTICLE 18
SUBORDINATION AND NON-DISTURBANCE

Section 18.01. Subordination and Non-Disturbance. Upon receipt by the Tenant of a subordination non disturbance agreement by Landlord’s mortgage lender, this Lease shall be subordinate and subject to all mortgages covering the Leased Premises, and to all renewals, consolidations, amendments, modifications or replacements thereof. Tenant agrees to execute any such instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle Landlord, or Landlord’s assigns and legal representatives to the option of canceling this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly. The form subordination, non-disturbance agreement set forth on Exhibit E attached to this Lease is acceptable to Tenant. Tenant will attorn to and recognize such successor-landlord as Tenant’s landlord and the successor-landlord will accept such attornment and recognize Tenant’s rights of possession and use of the Leased Premises in accordance with the provisions of this Lease.

ARTICLE 19
COVENANTS

Section 19.01. Environmental Representations, Covenants and Indemnities.

(A)	Tenant covenants and agrees that:

(i)Tenant shall not bring, keep, discharge or release or permit to be brought, kept, discharged or released, in or from the Leased Premises any Hazardous Materials except in the ordinary course of Tenant’s business and in compliance with all applicable federal, state and local laws, regulations or ordinances. As used in this Lease, “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any other contaminant or pollutant which is or becomes regulated by any federal, state or local law, ordinance, rule or regulation and shall include asbestos and petroleum products and the terms “Hazardous Substance” and “Hazardous Waste” as defined in the Comprehensive Environmental Response, Compensations and Liability Act, as amended, 42 U.S.C. ‘9601 et. seq. and the Resource Conservation and Recovery Act (“RCRA”), as amended, 42 U.S.C. ‘6901 et. seq. Any Hazardous Materials shall be used, kept, stored and disposed of in accordance with all applicable federal, state and local laws. Tenant shall comply with all federal, state and local reporting and disclosure requirements with respect to Hazardous Materials applicable in its business operations on the Leased Premises. Upon the written request of Landlord, Tenant shall provide periodic written reports of the type and quantities of any and all Hazardous Materials, waste and contaminants (whether or not believed by Tenant to be Hazardous Materials) used, stored or being disposed of by Tenant in or from the Leased Premises or the Project.

(ii)Should any governmental authority or any third party demand that a cleanup plan be prepared or that a clean-up or other remediation action be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises and to the extent the same arises from Tenant’s use or occupancy of the Leased Premises, then Tenant shall, at Tenant’s own expense, prepare and submit any required bonds and other financial assurances; and Tenant shall carry out all such required cleanup plans or other remediation action to Landlord’s reasonable satisfaction.

(iii)Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Materials that is requested by Landlord. If Tenant fails to comply with any of its obligations under this Article 19 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to comply with such obligations. No such action by Landlord and no attempt made by Landlord to mitigate damages under any applicable law shall constitute a waiver of any of Tenant’s obligations under this Article 19.

(B)Anything in this Lease to the contrary notwithstanding, Tenant will indemnify, defend and hold Landlord, Landlord’s lender, the manager of the Leased Premises and their respective constituent members, employees and agents harmless from and against any and all liabilities, claims, damages, penalties, expenditures, loss, demands, defenses, judgements, suits, actions, proceedings, or charges, including but not limited to, all reasonable costs of legal and expert fees and disbursements and of investigations, monitoring, legal representations, remedial response, removal, restoration or permit acquisitions, which may be required, undertaken, offered, paid, awarded or otherwise incurred as a result of any Hazardous Materials existing on, in or under the Leased Premises to the extent arising from the acts or omissions of the Tenant or any of its employees, agents, licensees, invitees or contractors activities on or about the Leased Premises during the Term.

(D)The obligations and liabilities under this Article 19 shall survive the expiration or termination of this Lease.

Section 19.02. Negative Covenants. (A) If the Tenant brings into the facility materials or a process that increases the insurance costs, Tenant agrees to pay any increase in the insurance premiums.

(B)Tenant will not use or permit the Leased Premises or any part thereof to be used for any disorderly, disreputable, unlawful or extra hazardous purposes and will not manufacture any such commodity therein, under penalty of damages and forfeiture, and in the event of a breach hereof, the Term herein shall immediately cease and terminate at the option of the Landlord as if it were the expiration date of the Term. Tenant will not use or permit the Leased Premises to be used for any purposes that, in Landlord’s opinion, impair the reputation or character of the

Building. Tenant shall refrain from and discontinue such use immediately upon receipt of written notice from Landlord.

(C)Tenant will not suffer, permit, or commit any waste or nuisance within the Leased Premises or any part thereof.

Section 19.03. Landlord Covenants. (A) Landlord will complete Landlord’s Work in accordance with the Plans and Specifications and at completion, the Project will comply with all applicable federal, state and local statutes, regulations and ordinances. Tenant shall not be responsible for payment of the cost of Landlord’s Work.

ARTICLE 20
DEFAULT

Section 20.01. Default. (A) If Tenant shall default in the payment of Annual Rent or Additional Rent when due, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this Lease, or if default be made in the performance of any of the other covenants and agreements in this Lease contained on the part of the Tenant to be kept and performed for thirty (30) days after notice, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments or of any and all of their Departments and Bureaus, applicable to said Leased Premises, or if the Tenant shall file a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act or if there shall be filed against Tenant a petition in bankruptcy and such proceeding is not stayed or dismissed within sixty (60) days thereafter. If Tenant’s abandonment or vacation of the Leased Premises shall result in a termination of the Payment in Lieu of Tax Agreement with the County of Albany Industrial Development Agency (“Agency”), Tenant shall pay full real estate taxes with respect to the Leased Premises and any other cost or expense or penalty charged by the Agency as a result of the abandonment.

The Landlord may (a) cure such default, and any costs and expenses incurred by Landlord therefor, together with interest thereon from date expended until payment in full at the Lease Interest Rate shall be deemed Additional Rent, or (b) if the Landlord so elects, at any time thereafter terminate this Lease and the Term hereof, on giving to the Tenant thirty (30) days notice in writing of the Landlord’s intention so to do, and this Lease and the Term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration hereof or (c) by summary proceedings or otherwise enter the Leased Premises and repossess the same as the former estate of Landlord and expel Tenant and those claiming under Tenant without prejudice to any other remedies which Landlord may have under this Lease including, without limitation claims for arrears of Annual Rent or Additional Rent then due and owing.

(B)In the event of (i) the re-entry of the Landlord under Section 20.01 of this Lease or (ii) the ejectment of the Tenant by summary proceedings or otherwise under Section 20.01 of this Lease or as otherwise provided by Law, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the Rent which accrues subsequent to the re-entry by the Landlord or the ejectment of Tenant, as the case may be. In the event of termination of this Lease by

Landlord pursuant to Section 21.01 hereof, the Tenant expressly agrees to pay as damages the difference between the Rent that would have been payable under this Lease and the rent collected and received, if any, by the Landlord during the remainder of the Initial Term or the Extension Term, as the case may be, had this Lease not been terminated, such difference or deficiency between the Rent that would have been payable under this Lease and the rent collected if any, shall become due and payable in monthly payments during the remainder of the Initial Term or the Extension Term, as the case may be, had this Lease not been terminated, as the amounts of such difference or deficiency shall from time to time be ascertained. The Landlord may seek monetary damages in any reenter action or summary proceeding or commence a separate action or special proceeding against Tenant and any other responsible party, to recover monetary damages accruing by reason of any such default, together with interest, plus all reasonable attorneys’ fees, disbursements, court costs and other reasonable expenses incurred in connection therewith. Monetary damages shall include, without limitation, Annual Rent and all Additional Rent due at the time proceedings are commenced, rent shortages accruing after such default in connection with any re-letting attempts by Landlord, plus all costs associated with any reletting of the Leased Premises.

(C)If either party incurs any expense, including reasonable attorneys’ fees, in instituting, prosecuting and/or defending any action or proceeding under this Lease, then the non prevailing party shall promptly reimburse the prevailing party in any such action or proceeding for such expenses incurred, together with interest accrued thereon the Lease Interest Rate from the date of the final judgment or final determination of such action or proceeding until payment in full.

(D)Tenant hereby waives any rights of redemption to which Tenant or any person under Tenant might be entitled by any law now or hereafter in force.

ARTICLE 21
HOLDOVER

Section 21.01. Holdover. The parties recognize that the damage to Landlord resulting from any failure by Tenant to surrender possession of the Leased Premises upon the expiration or earlier termination of this Lease will be substantial, will exceed the amount of the monthly installments of the Annual Rent payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration or earlier termination of the Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Leased Premises for up to three (3) months after the expiration or earlier termination of this Lease, a sum equal to one hundred and twenty five percent (125%) of the aggregate of that portion of the Annual Rent and Additional Rent that was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Leased Premises after the expiration or earlier termination of the Lease. The provisions of this Article 21 shall survive the expiration or earlier termination of this Lease. Tenant’s occupancy subsequent to the expiration or earlier termination of this Lease, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy-at-will and in no event from month-to-month or year-to-year and it shall be subject to all terms, covenants and conditions of this Lease applicable thereto, including, without limitation, those set forth in this Article 21. In the event the Tenant defaults or remains in possession of the Leased Premises or any part thereof after the expiration of the tenancy-at-will created hereby then the Tenant’s occupancy shall be deemed a tenancy-at-sufferance and not a tenancy-at-will.

ARTICLE 22
NOTICES

Section 22.01. Notices. Any notice, request or demand under this Lease shall be in writing and shall be considered properly given when addressed as hereinafter provided, and (a) when served personally, (b) three (3) days after the date sent by registered or certified mail (return receipt requested) and deposited in a United States general or branch post office, or (c) one (I) day after the date sent by a recognized private express mail carrier. Any notice, request or demand by Tenant to Landlord shall be addressed to Landlord at:

302 Washington Avenue Extension
Albany, New York 12203
Attn: Mr. Joseph R. Nicolia

With copies to:

302 Washington Avenue Extension
Albany, New York 12203

Attn: Property Management

until otherwise directed in writing by Landlord and, if requested in writing by Landlord, simultaneously given to Landlord’s first mortgagee at the address specified in such request. Any notice, request or demand by Landlord to Tenant shall be addressed to Tenant at:

Plug Power, Inc.

968 Albany Shaker Road Latham, New York 12110

Attn: Matthew Savoie, Director of Facilities

With a copy to:

Plug Power, Inc.

968 Albany Shaker Road Latham, New York 12110

Attn: Office of the General Counsel

ARTICLE 23
ASSIGNMENT AND SUBLETTING

Section 23.01. Assignment or Sublease. (A) Except as otherwise provided in this Article 23 to the contrary, Tenant, its successors and assigns shall not assign this Lease, or transfer possession or occupancy thereof (by operation of law or in any other manner) to any person, firm or corporation, without the written consent of Landlord, which consent shall not be unreasonably withheld. It shall be deemed reasonable for the Landlord to withhold its consent to such assignment if the Tenant has not demonstrated to reasonable satisfaction of the Landlord that (1) the financial strength of the proposed assignee or subtenant and any guarantor of the Lease is at least equal to that of the Tenant; and (2) the business reputation of the proposed assignee or subtenant is in accordance with generally acceptable commercial standards and otherwise reasonably satisfactory to Landlord. Landlord may also withhold consent to any request for assignment if Tenant shall be in default of its obligations under this Lease or if Landlord’s lender does not consent to the proposed assignment. Tenant may, without consent of the Landlord, but upon written notice to Landlord assign or sublease this Lease to any entity that comprises substantially all of the same personnel, has the same business purpose and has the same business reputation and financial strength as Tenant, or permit any such entity to occupy all or any part of the Premises provided that Tenant is not in default and Landlord is given not less than fifteen (15) days prior notice of the assignment, sublet or occupancy. Tenant’s option to assign it rights under the Lease to such related successor entity shall not be deemed an offer from Tenant to Landlord subject to Right of Recapture as set forth in Section 23.03. Provided Tenant is not in default it shall have the right to sublet the Premises.

(B)Tenant further agrees that any permitted assignment or subletting of the Leased Premises shall be subject to the provisions of this Section 23.01(B). Any subletting or assignment consented to by Landlord shall be evidenced in writing in a form reasonably acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord’s consent in writing to any subsequent assignment or subletting; nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease for which Tenant and any guarantor of this Lease shall remain liable and Tenant and guarantor, if any, (the “Guarantor”) agree that Landlord may enforce its rights directly against Tenant and Guarantor in any proceeding commenced by Landlord against assignee. In the event that Tenant defaults under this Lease in the payment of Annual Rent or Additional Rent or in the performance of any of Tenant’s other covenants or obligations under this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes and directs each such subtenant to pay said rent directly to Landlord.

Section 23.02. Liability of Tenant. If Tenant assigns or sublets hereunder, Tenant shall notify Landlord thereof and Tenant shall remain responsible for the faithful performance and observance of all of the covenants and obligations on Tenant’s part to be performed in this Lease. In the event of any subletting of the Leased Premises or assignment of this Lease by Tenant, with or without Landlord’s consent, Tenant shall remain liable to Landlord for payment of the Rent stipulated herein and all other covenants and conditions contained herein.

Section 23.03. Right of Recapture. Notwithstanding anything to the contrary contained in this Article 23, upon receipt of a request by Tenant to either assign this Lease or sublet any portion of the Leased Premises, Landlord shall have the option, to be exercised within thirty (30) days thereafter by written notice to Tenant, to terminate this Lease effective as of the requested date of assignment or with respect to the portion of the Leased Premises requested to be assigned or sublet, effective as of the date of the proposed assignment or sublease and to recapture this space. If Landlord chooses to terminate the Lease, Tenant may withdraw Tenant’s office notice to assign or sublet within fifteen (15) days of receiving Landlord’s written notice. Withdrawal of Tenant’s offer notice to assign or sublet will result in a return to the original status of the Lease whereby Tenant will be entitled to remain in the Leased Premises for the remainder of the term. In the event the Landlord shall exercise the right of recapture option, this Lease, in the case of an assignment, shall terminate on or as of the date specified above as if that date had been fixed as the expiration date of the Term of this Lease, and the Tenant shall surrender possession of the entire Leased Premises on such termination date, in accordance with the provisions of this Lease. In the event of subletting, Landlord and Tenant shall enter into a modification to this Lease, removing the portion of the Leased Premises requested to be sublet from the definition of the Leased Premises, and otherwise making required changes to Tenant’s obligations hereunder to reflect the reduction in the size of the Leased Premises.

Section 23.04. Waiver of Claim. Any permitted sublease of all or any part of the Leased Premises must contain a waiver of claims against Landlord by the subtenant and require the subtenant’s insurer to issue waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Leased Premises or the contents thereof. All waivers shall be in form and substance acceptable to Landlord.

ARTICLE 24
LIMITATION OF PARTIES’ LIABILITY

Section 24.01. Limitation of Landlord’s Liability. Notwithstanding anything to the contrary provided in this Lease, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Leased Premises, and subject to the prior rights of any mortgagee and underlying landlord in the Leased Premises (and not to the members of the Landlord ) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord and no other assets of Landlord or its members shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

ARTICLE 25
LANDLORD ASSIGNMENT

Section 25.01. Landlord Assignment. Subject to Tenant’s right of first offer and purchase option set forth in Article 7, Landlord shall have the right to assign its interest in this Lease without recourse upon written notice to Tenant. The word “Landlord” as used herein, means only the owner for the time being of Landlord’s interest in this Lease, and, in the event of any transfer of Landlord’s interest in this Lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed provided that from and after said transfer, the transferee shall assume and be liable for the performance and observance of said agreements and conditions. In addition, the words “Landlord” and “Tenant” as used in this Lease shall mean every person or party named as Landlord and/or Tenant in this Lease. Any notice given as provided in the Lease shall bind all such parties and it shall have the same force as if given to all of them. The parties recognize and agree that Landlord shall assign the lease to its lender without being subject to Article 7 of this Lease and agree that Lender shall not be bound to Article 7 of this Lease in the event of a foreclosure or transfer by deed in foreclosure to a subsequent purchaser.

ARTICLE 26
QUIET ENJOYMENT

Section 26.01. Quiet Enjoyment. Provided Tenant performs the covenants and obligations in this Lease on Tenant’s part to be performed in accordance with the terms of this Lease, subject to Article 18 hereof Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Leased Premises and parking area for the Term of this Lease, without hindrance, claim or molestation by Landlord or any other person.

ARTICLE 27
WAIVER

Section 27.01. Waiver. The failure of the either party to insist upon a strict performance of any of the terms, conditions and covenants to be performed or observed by the other party herein shall not be deemed a waiver of any rights or remedies that either party may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants to be performed or observed by either party herein. The receipt by Landlord of Annual Rent, Additional Rent or other sums due hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No acceptance by Landlord of a lesser amount than the amount then due hereunder, nor any endorsement or statement on any check or any letter accompanying any check or payment as Annual Rent or Additional Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such sums due hereunder or pursue any other remedy provided in this Lease.

ARTICLE 28
RESERVED

ARTICLE 29
ESTOPPEL CERTIFICATE

Tenant agrees, at any time and from time to time, upon not less than ten (10) days’ prior notice from Landlord, to execute, acknowledge and deliver to Landlord or a Person designated by Landlord, a statement in writing in the form attached and marked Exhibit F: (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) whether or not the Term has commenced and if it has commenced, stating the dates to which the Annual Rent and Additional Rent have been paid by Tenant; and (c) stating, to the best of Tenant’s knowledge, whether or not Landlord or Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if Tenant has knowledge of such a default, specifying each such default and such other information as may be reasonably requested.

ARTICLE 30
BROKER

The parties mutually represent and warrant to each other that neither party has dealt with any broker in connection with this transaction except Daniel O’Brien, NAI Platform (“Broker”) and that neither party knows of any other broker who has claimed or may have a right to claim a commission in connection with this transaction. The parties agree Broker shall be due a commission with respect to this Lease but not with respect to the exercise by Tenant to purchase the Option Property or to exercise any option to purchase the Leased Premises. Landlord shall pay Broker pursuant to the terms of a separate agreement. Tenant shall defend, indemnify and save harmless Landlord from and against any claim which may be asserted against Landlord by any broker if the claim (a) is made in connection with this transaction and (b) Tenant employed or made use of or was responsible for the claiming broker. Tenant shall reimburse Landlord for reasonable expenses, losses, costs and damages (including reasonable attorneys’ fees and court costs if Tenant fails or refuses to defend as herein required) incurred by Landlord in connection with such claims. Landlord shall defend, indemnity and save harmless Tenant from and against any claim which may be asserted against Tenant by any broker if the claim (a) is made in connection with this transaction, and (b) arises out of conversations or dealings between Landlord and any claiming broker or (c) results from a fraud committed or misrepresentation made by Landlord or any broker employed by Landlord. Landlord shall reimburse Tenant for reasonable expenses, losses, costs and damages (including reasonable attorney’s fees and court costs if Landlord fail or refused to defend as herein required) incurred by Tenant in connection with such claims. This Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 31
EXCUSABLE DELAY

Whenever a party hereto is required by the provisions of this Lease to perform an obligation, except for the payment of Annual Rent or Additional Rent and the provision of insurance, and such party is prevented beyond its reasonable control from doing so by reason of an Excusable Delay, as defined in this Article 31, such party shall be temporarily relieved of its obligation to perform, provided it promptly notifies the other party of the specific delay and exercises due diligence to remove or overcome it. The words “Excusable Delay” shall mean any delay due to strikes, lockouts or other labor or industrial disturbance; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; act of the public enemy; war, riot, sabotage, blockage or embargo; or order of any government or regulatory body; lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or explosion, or act or omission of one party hereto which prevents the party claiming delay from complying, or which materially and adversely interferes with the claiming party’s ability to comply with an obligation under this Lease on its part to be performed. Any time limits required to be met by either party hereunder, whether specifically made subject to Excusable Delay or not, except those related to the payment of Annual Rent or Additional Rent and the provision of insurance, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Excusable Delay.

ARTICLE 32
MEMORANDUM OF LEASE

This Lease shall not be recorded by either Landlord or Tenant. However, either party may request that a memorandum of this Lease be recorded in a form reasonably acceptable to both parties. The requesting party shall pay all costs of preparing and recording such memorandum of this Lease. If a memorandum of this Lease is to be recorded, before Landlord will execute same, Tenant must first place in escrow with an attorney designated by Landlord a document in a form reasonably acceptable to both parties terminating of record the memorandum to be recorded, which termination may be released from escrow on the expiration or earlier termination of this Lease.

ARTICLE 33
BINDING AGREEMENT

This Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and, subject to the provisions hereof, permitted assigns.

ARTICLE 34
ENTIRE AGREEMENT

This Lease, including all Exhibits and other attachments referred to herein, contains the entire agreement of Landlord and Tenant with respect to the matters stated herein, and may not be modified except by an instrument in writing which is signed by both parties and delivered by each to the other. Exhibits and such other attachments are incorporated herein as fully as if their contents were set out in full at each point of reference to them.

ARTICLE 35
MISCELLANEOUS

Section 35.01. Partial Invalidity. If any covenant, condition or provision of this Lease, or the application thereof to any person or entity or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such covenant condition or provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by applicable Laws.

Section 35.02. Governing Law. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (excluding conflict of laws provisions).

Section 35.03. Grammatical Usage. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form, and vice versa, and plural terms shall be substituted for singular and singular for plural, in any place in which the context so requires.

Section 35.04. Terms Inclusive. Subject to the provisions of Article 25 hereof the term “Landlord” and “Tenant” shall include the parties named in this Lease, their legal successors in interest, and all permitted subtenants or assigns.

Section 35.05. Captions. Captions are inserted in the Lease only as a matter of convenience and for reference and in no way define, limit or describe the scope of intent of this Lease or in any way affect this Lease.

Section 35.06. Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of this Lease.

Section 35.07. Acceptance of Sums due hereunder. Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant on account of this Lease in any amount whatsoever and apply the same at Landlord’s option to any obligation of Tenant under this Lease and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same.

Section 35.08. Trial by Jury. IT IS MUTUALLY AGREED BETWEEN THE LANDLORD AND TENANT THAT EACH OF THEM AND HEREBY DOES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, AND ANY CLAIM OF INJURY OR DAMAGE RELATED TO ANY OF THE SAME.

Section 35.09. Amendment or Termination. Except as otherwise provided herein, this Lease may be modified or amended only with the prior written approval of both parties, and it may not be discharged or terminated except in writing.

Section 35.10. Authorizations and Representations. Each party hereby severally represents that it has been duly authorized to execute, deliver and perform this Lease through its members, officers or agents signing on its behalf.

Section 35.11. Rules of Interpretation. This Lease shall be construed neither against Landlord nor Tenant; each provision hereof shall be deemed both a covenant and a condition running with the Land; except as otherwise expressly provided in this Lease and its Exhibits and other attachments, the singular includes the plural and the plural includes the singular; “or” is not exclusive; a reference to an agreement or other contract includes supplements and amendments thereto to the extent permitted by this Lease; a reference to laws includes any amendment or supplement to such laws; a reference to a person or entity includes its permitted successors and assigns; accounting provisions have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis; the words “such as,” “include,” “includes” and “including” are not limiting; except as specifically agreed upon in this Lease, any right may be exercised at any time and from time to time and all obligations are continuing obligations throughout the Term of this Lease and in calculating any time period, the first day shall be excluded and the last day shall be included and all days are calendar days unless otherwise specified. If any deadline shall fall on a Saturday, Sunday or legal holiday, the deadline shall be extended to the next business day.

Section 35.12. No Exclusive Remedies. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies at law or in equity which either party may have arising out of a default of the other party in the observance or performance of its covenants or obligations under this Lease.

Section 35.13. Exclusive Agreement. This Lease Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining hereto. No covenant, representation or condition not expressed in this Lease shall affect, or be deemed to interpret, change or restrict the express provisions hereof.

Section 35.14. Counterparts. When several counterparts of this Lease have been executed, all counterparts shall constitute one and the same instrument.

Section 35.15. Survival of Obligations. The obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.

ARTICLE 36
EXAMINATION OF LEASE

The submission of this Lease for examination, negotiation and signature does not constitute an offer to lease, or a reservation of, or an option for the Leased Premises. This Lease shall not be binding and in effect until at least one counterpart, duly executed by both parties, has been delivered to both Landlord and Tenant.

ARTICLE 37
ADDITIONAL TERMS

TENANT AND LANDLORD OBLIGATIONS

1.

Provided the Tenant signs the lease there will be no obligations financial or otherwise from the pre-construction development agreement except with respect to the payment for the loading dock equipment in the amount of $450,000 which Tenant is required to pay under the terms of that agreement;

2.	Landlord agrees to provide a detailed construction schedule for the entire facility that shall be agreed upon by both parties;

IN WITNESS WHEREOF, this Lease has been duly executed by the duly authorized representatives of Landlord and Tenant as of the date first above written.

LANDLORD

VISTA REAL ESTATE DEVELOPMENT LLC

By:
Name:
Title:

TENANT

PLUG POWER, INC.

By:
Name:
Title:

EXHIBIT A

SITE PLAN

EXHIBIT A - SITE PLAN
12-2-21
LAND
24.54 ACRES
LAYDOWN AREA
200,000 SF
100,000 SF
2 Story Office
20,000 SF
HERSHBERG & HERSHBERG
PROPOSED SITE PLAN FOR
VISTA TECHNOLOGY CAMPUS No. 125 VISTA BOULEVARD
TOWN OF BETHLEHEM
COUNTY OF ALBANY, STATE OF NEW YORK
1 OF 1

EXHIBIT B

FEE OWNER RECOGNITION AGREEMENT

FEE OWNER RECOGNITION AGREEMENT

FEE OWNER RECOGNITION AGREEMENT (the ‘‘Agreement”) made and entered into this 15th day of December, 2021, by and among Campus Associates XI LLC, a New York limited liability company with an address at 302 Washington Avenue Extension, Albany, New York 12203 (the “Owner’’); Vista Real Estate Development LLC, a New York limited liability company with an address at 302 Washington Avenue Extension, Albany, New York 12203 (the “Ground Tenant’’); and Plug Power, Inc. a New York corporation with an address at ______________________ (the “Tenant’’).

WITNESSETH:

WHEREAS:

A.By lease dated December 13, 2021 (the “Ground Lease’’), Owner leased to Ground Tenant a tract of land (the “Ground Lease Tract’’) consisting of approximately 24.54 acres located at Vista Boulevard, Town of Bethlehem and Town of New Scotland, Albany County, New York.

B.Ground Tenant has sublet the Ground Lease Tract and an approximate 350,000 +/- sq ft facility to be constructed therein to Tenant (the “Premises’’) for an initial term of fifteen (15) years, with six extension terms of five (5) years each, under a Lease Agreement (the “Lease’’) dated December _15, 2021. Owner acknowledges receipt of a copy of the Lease. The Premises are more particularly described in the Lease.

C.The parties wish to provide for the continuation of the Lease for its full term notwithstanding any termination of the Ground Lease, upon and subject to the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of one dollar and other good and valuable considerations by each party in hand paid to the others, the receipt and sufficiency of which are acknowledged, and in consideration of their mutual promises, Owner, Ground Tenant and Tenant agree as follows:

1.Condition Precedent. The rights and obligations of the parties under this Agreement are expressly conditioned upon Ground Tenant having substantially completed construction and having delivered possession of the Premises to Tenant, and Tenant having accepted possession of the Premises, all as provided in the Lease.

2.Attornment. Tenant agrees, from and after an Attornment Event, as defined in subparagraph (a) below, to attorn to the Owner, and Owner agrees to accept such attornment, under all of the terms, conditions, and covenants of the Lease, but subject to the limitations and provisions stated in the following subparagraphs:

(a)The term, “Attornment Event”, as used in this Agreement, is defined as the first to occur, during the term of the Lease (including any extension or renewal), of any of the following events:

(i)the Ground Lease is terminated for any reason (including without limitation a termination due to the default of Ground Tenant), unless the Lease, by its express terms, terminates at the same time due to the occurrence of a condemnation or casualty loss;

(ii)the Owner, pursuant to the provisions of the Ground Lease, terminates the right of Ground Tenant to possession under the Ground Lease due to a default of Ground Tenant under the Ground Lease; or

(iii)the term of the Ground Lease expires prior to the expiration of the term of the Lease (including any extension of the Lease pursuant to its terms).

(b)From and after the occurrence of an Attornment Event, the respective rights and obligations of the Tenant and the Owner will be as provided in the Lease, which is incorporated in this Agreement by reference, and the Lease shall continue in full force and effect as a direct lease between the Owner and the Tenant, with the same force and effect as if the Owner, as landlord, and the Tenant, as tenant, had entered into a lease at the time of occurrence of the Attornment Event, upon the identical terms and conditions as contained in the Lease, for a term equal to the then unexpired term of the Lease, and including all rights to extend the term of the Lease for any extension periods provided for in the Lease subsequent to the then current term of the Lease, except that:

(i)The Owner will not be liable for nonpayment or nonperformance by the Ground Tenant of Lease obligations arising prior to the Attornment Event, or for damages resulting from Ground Tenant’s act or omission which occurred or arose prior to the Attornment Event (whether or not the same shall be continuing defaults after the Attornment Event), except that, as Tenant’s sole remedies against Owner for such defaults of Landlord prior to the Attornment Event:

(A)Tenant will be entitled to utilize any rent reduction, offset, credit or holdback rights available to Tenant under the Lease to recover the direct cost of curing any such default of Ground Tenant;

(B)Notwithstanding anything to the contrary in the Lease, Tenant will be entitled to remedy any nonmonetary default or nonperformance by Ground Tenant (such as, for example, a failure to repair) that occurred prior to, and continues unremedied after, the occurrence of the Attornment Event and offset the reasonable direct costs of curing the same against all rent and other amounts coming due under the Lease until Tenant has recovered the full amount of such costs; or

(ii)	reserved.

(iii)The Owner will not be liable for any security deposit paid by Tenant to Ground Tenant, except to the extent such security deposit has been actually received by or credited to the account of the Owner.

(iv)The Tenant will be under no obligation to pay any rent or render any performance to the Owner until it has received notice (in the manner provided in Paragraph 6 of this Agreement) of the occurrence of the Attornment Event from the Owner.

(c)The Owner will be liable for all obligations of the Ground Tenant under the Lease from and after occurrence of the Attornment Event, subject to the exceptions stated in subparagraph (b), above.

3.Recognition and Non-Disturbance. The Owner agrees that so long as the Tenant is not in default under the Lease beyond any applicable cure period:

(a)If an Attornment Event occurs, the Tenant’s possession of the Premises and its rights and privileges under the Lease will continue in full force and effect and will not be diminished or interfered with and Tenant’s occupancy of the Premises will not be disturbed; and

(b)Tenant will not be named as a party to any eviction proceedings or proceedings to establish Ground Tenant’s default under the Ground Lease or recover possession of the Ground Lease Tract, unless Tenant’s joinder is required by law.

4.Owner’s Right to Cure Landlord Defaults. Tenant will give Owner duplicate notice of any claimed default on the part of Ground Tenant, in the manner provided in Paragraph 6 of this Agreement, at the address set forth in this Agreement, and will permit Owner to cure any default by Landlord under the Lease during any period when the Ground Tenant would be entitled to do so, and for (i) 10 days after such period with respect to any default which can be cured by the payment of money, and (ii) with respect to any other default, for thirty (30) days after such period, and for such reasonable additional time, not to exceed 30 days, as may be required to effect a cure, if Owner, acting diligently, cannot effect the cure within the first 30 day period, but promptly commences to cure the default and notifies Tenant in writing that it has commenced such cure within such period, and proceed diligently to affect such cure.

5.No Modification of Ground Lease. Nothing in this Agreement modifies or alters the respective rights and obligations of Owner and Ground Tenant as between themselves under the Ground Lease, or waives any rights of either of them against the other under the Ground Lease.

6.Notices. All notices required or permitted by the terms of this Agreement shall be deemed given only when deposited in the United States Registered or Certified Mail, Postage Prepaid, or, with verification of delivery, when received by telegram, cable, telex, commercial courier or any other generally accepted means of business communication, to a party at the address set forth below for each party. A party may change the address to which notices must be sent by giving notice to the other parties in accordance with this Paragraph. The initial notice address for each party is as follows:

If to Owner:	Campus Associates XI LLC 302 Washington Avenue Extension Albany, New York 12203

If to Ground Tenant:	Vista Real Estate Development LLC 302 Washington Avenue Extension Albany, New York 12203

If to Tenant:	Plug Power, Inc. 968 Albany Shaker Road Latham, New York 12110 Attn: Matthew Savoie, Director of Facilities

With a copy to:

Plug Power, Inc. 968 Albany Shaker Road Latham, New York 12110 Attn: Office of the General Counsel

7.Joinder of Pee Mortgagee. If Owner grants to any mortgagee a lien on the Ground Lease Tract, Owner will secure the joinder of such mortgagee in this Agreement.

8.Interpretation and Effect. This Agreement:

(a)shall remain in effect at all times during the Lease or any extension or renewal of the Lease, notwithstanding any default under or termination of the Ground Lease.

(b)is to be governed, enforced, and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in New York;

(c)binds and inures to the benefit of the parties and their respective successors and assigns, and the covenants contained in this Agreement shall be covenants running with the land and bind the respective successors in title to the Ground Lease Tract, the leasehold estate in the Ground Lease Tract created by the Ground Lease, and the leasehold estate in the Premises created by the Lease; and

(d)may not be modified except by a writing executed by the parties.

[Remainder of page intentionally left blank - Signature Page follows]

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as a needed instrument by their duly authorized officers, all as of the date first stated above.

OWNER:

Campus Associates XI LLC

By:
Name:
Title:

GROUND TENANT:

Vista Real Estate Development LLC

By:
Name:
Title:

TENANT:

Plug Power, Inc.

By:
Name:
Title:

EXHIBIT C

AGREEMENT OF LEASE COMMENCEMENT

THIS AGREEMENT, made as of this _____________day of ____________________, 20___, between _________________________, a limited liability company, having an office at 302 Washington Avenue Extension, Albany, New York 12203 (hereinafter called “Landlord”), and _____________ (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, by a certain lease (hereinafter called the “Lease”) dated the   day of   , 20___, Landlord leased to Tenant a portion of the real property described in Exhibit “A” annexed hereto and made a part hereof (hereinafter called the “Leased Premises”); and

WHEREAS, Tenant is now in possession of the Leased Premises under the Lease; and WHEREAS, under the terms of the Lease, Landlord and Tenant agreed to execute, acknowledge and deliver to each other an agreement setting forth the Term Commencement Date (as defined in the Lease), the date of expiration of the initial term of the Lease [ and the commencement date of the Extension Term (as defined in the Lease)].

NOW, THEREFORE, Landlord and Tenant agree as follows:

I.The Term Commencement Date is _______________________, 20___.

2.The date of the expiration of the initial term of the Lease shall be _______________________, 20___.

3.	[The commencement date of the Extension Term shall be the first day of ____________________, 20___.]

4.This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

5.This Agreement and the Lease together contain the entire agreement between the parties and cannot be changed, modified, waived or canceled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed the day and year first above written.

LANDLORD

VISTA REAL ESTATE DEVELOPMENT LLC

By:	/s/ Joseph Nicolla
Name:	Joseph Nicolla
Title:	Member

TENANT

PLUG POWER, INC.

By:	/s/ David Mindnich
Name:	David Mindnich
Title:	EVP Global Manufacturing

EXHIBIT D

PLANS AND SPECIFICATIONS FOR
LANDLORD’S WORK

EXHIBIT D - LANDLORDS WORK

New Construction Legend
BBL
S-1
H-2
F-1
FUTURE / POSSIBLE
30,000 SF MEZZANINE
Phase 1
200,000 SF
Phase 2
100,000 SF
F-1
S-1
2 Story Office
25,000 SF
50,000 total
B
Vista Boulevard
Building Core and Shell
Building Core and Shell
First Floor Plan
A101
First Floor Plan

11/29/2021

Page 3 of 24

EXHIBIT D - LANDLORDS WORK

Roof Legend
Vista Boulevard
Building Core and Shell
Vista Boulevard
Building Core and Shell
Roof Plan
A104
3 - Roof

11/29/2021
Page 4 of 24

EXHIBIT D - LANDLORDS WORK

1 South Elevation

4 North Elevation

2 East Elevation 2 - a

3 West Elevation

sra

BBL

Vista Boulevard

Building Core and Shell

Vista Boulevard

Building Core and Shell

Exterior Elevations

A201

11/28/2021

Page 5 of 24

EXHIBIT D - LANDLORDS WORK

1 North Elevation Copy 1
2 North Elevation Copy 1 Copy 1
4 South Elevation Copy 2
3 South Elevation Copy 1
sra
BBL
Vista Boulevard
Building Core and Shell
Building Core and Shell
Exterior Elevations
A202

11/29/2021
Page 6 of 24

EXHIBIT D - LANDLORDS WORK

2 Office - East Elevation

SIGNAGE BY TENANT

1 Office - South Elevation

Vista Boulevard

Building Core and Shell

Building Core and Shell

Office Elevations

A203

11/29/2021

Page 7 of 24

EXHIBIT D - LANDLORDS WORK

Building Standards & Scope of Work

Phase I

The Manufacturing Building

Plug Power
Vista Park

Bethlehem, New York

November 29, 2021

The following represents the anticipated building standards and scope of work to construct a new 200,000 SF, one-story open warehouse/ manufacturing facility in the Vista Park located in Bethlehem, New York. All work will be performed in a professional, warrantable and workman like manor and in full compliance with OSHA requirements and NYS labor laws for a private construction project

Division 010000 - General Conditions:

●	Architectural & structural design
●	Site/civil engineering
●	MEP Design
●	Wetland delineation
●	Geotechnical engineering
●	Project management
●	Full-time field supervision
●	Design development (pre-construction support)
●	Safety
●	Temporary field office
●	Postal & printing costs
●	Survey & layout
●	Temporary facilities
●	Weekly cleaning
●	Final cleaning
●	Dumpster(s)
●	General liability insurance
●	Builders risk insurance
●	Building permit

Division 030000 - Concrete & Reinforcement:

●	Cast-in-place concrete footings, foundations walls, & isolated piers
●	6” slab on grade with WWF 6 x 6 W2.9 x W2.9, 4,000 psi throughout
●	Concrete steel reinforcing at footings & foundations
●	Rigid foundation insulation per code
●	Concrete pads at building entrances, dumpster, transformer, etc.
●	Concrete walks to building main entrances

EXHIBIT D - LANDLORDS WORK

Division 050000 - Structural Steel & Metals:

●	Structural steel metal frame, columns, bracing, purlins, girts, bar joists, metal deck & erection
●	Column spacing 50’± x 50’
●	30’ clear ceiling height
●	Exposed structure to be prime painted
●	Metal canopy systems at exit doors
●	Pipe bollards at grade sectional doors
●	Miscellaneous steel framing at sectional dock & sectional grade doors

Division 060000 - Wood & Plastics:

●	Miscellaneous wood blocking at mechanical rooms
●	Wood blocking at roof

Division 070000-Thermal & Moisture Protection:

●	Metal wall panels and wall insulation
●	Membrane roofing & R-30 rigid roof insulation over metal deck with associated copings, flashings & accessories for a complete warrantable system, internally drained roof system
●	Canopy roofing at exit doors
●	Joint sealants & caulking

Division 080000- Doors, Specialty Doors & Windows:

●	Exterior hollow metal doors, hollow metal frames & commercial hardware
●	Rated interior MEP room hollow metal doors, hollow metal frames & commercial hardware
●	Aluminum & glass entry doors & storefront
●	Aluminum & glass windows
●	Twenty (20) 9’ x 10’ sectional dock doors, manual operation
●	One (1) 12’ x 14’ sectional grade door, manual operation

Division 090000 - Finishes:

●	Painting hollow metal doors & frames
●	Paint miscellaneous steel

Division 100000 - Specialties:

●	Fire extinguishers as required by code
●	Code compliance signage

Division 110000- Loading Dock Equipment:

●	Twenty (20) edge of dock levelers
●	Twenty (20) dock seals

Division 210000 - Fire Protection:

●	Wet type ESFR sprinkler system, 1,000 gpm

EXHIBIT D - LANDLORDS WORK

Division 220000 - Plumbing:

●	Domestic water service with meter & backflow prevention
●	Below grade sanitary piping for breakroom & bathrooms
●	Domestic hot & cold water distribution
●	Floor drains in bathrooms
●	Roof drains & below grade piping
●	Sanitary risers & vents
●	Valves, stops & trims
●	Natural gas piping to heating equipment
●	Plumbing fixtures
o	Ten (10) waterclosets
o	Ten (10) showers
o	Sinks
o	Electric water heater

Division 230000- HVAC:

●	Gas fired Cambridge air rotation units, heat only
●	Electric unit heaters for mechanical rooms
●	High efficiency gas furnaces/ split systems at break room & bathrooms
●	Break room & bathroom exhaust
●	Roof mounted packaged DX cooling units - fourteen (14) 20 ton units

Division 260000 - Electrical:

●	Temporary power & lighting during construction
●	New 2,000 amp, 277/480v, 3 phase electrical service, main switchgear, step down transformers & paneling
●	Power distribution & outlets
●	Lighting & switching
o	Light fixtures to be LED with occupancy sensors throughout
●	Power & electrical connections to heating & ventilation equipment
●	Exterior building lighting
●	Site lighting

Division 283123 - Fire Alarm System:

●	Addressable fire alarm system per code

Division 300000 - Sitework:

●	Clearing & grubbing
●	SWPPP/erosion controls & SWPPP inspections
●	Strip & stock pile topsoil
●	Cut/fill existing site to meet new grade requirements
●	Spread topsoil from stockpile
●	Excavation & backfill of foundations & underground plumbing
●	Stabilization fabric for asphalt pavement & site concrete
●	Sub base for building slab on grade, asphalt pavement & site concrete

●	Asphalt paving with associated pavement marking & traffic signage as specified
●	Heavy duty asphalt paving at truck areas as specified
●	Storm sewer system including excavation, backfill, piping, infiltration & drainage structures
●	Gravity sanitary sewer system including excavation, backfill, piping & cleanout assembly
●	New water service including excavation, backfill & piping
●	Fire hydrants as required
●	Excavation & backfill for gas service trench (gas piping and meter by gas provider)
●	New electrical service including excavation, backfill & conduit
●	Transformer & generator pads
●	Site lighting including excavation, backfill, concrete bases, wiring & fixtures
●	Concrete curbing
●	Concrete sidewalks at building entrance
●	Concrete dumpster pad & dumpster enclosure
●	Rake, fertilize, seed & mulch lawn areas
●	Landscaping/plantings
●	Commercial grade security fencing & gates at select locations
●	Commercial grade chain link at SWPPP basins
●	With the delivery of Phase I, 300 parking spaces will be provided
●	At the culmination of Phase I, II & Ill, the project will provide for a total of 600 parking spaces, 25 tractor trailer parking spaces & a one acre laydown area.

Division 400000 - Allowances:

●	Tenant fit-up allowance: $ 600,000.

Fit-up allowance may extend beyond Phase I initial occupancy

Exclusions:

●	Payment & performance bonds
●	Affirmative action goals for M/WBE & veteran participation
●	Monument & building signage
●	Generator
●	Security, surveillance & access control
●	Tel/data equipment & cabling
●	Transporting, unloading, hoisting, distribution, installation & final connections of new & existing owner supplied equipment
●	FF&E
●	In rack fire suppression
●	Office fit-up
●	Floor/ trench drains at warehouse/ manufacturing
●	Compressed air, hydrogen, & other specialty piping
●	Air compressor
●	Hydrogen tank/ pad
●	BMS system
●	Lighting controls

EXHIBIT D - LANDLORDS WORK

●	Electrical distribution
●	Solar panels
●	Mezzanines / preparations for future mezzanines
●	Block heater(s)
●	Fuel tank(s)
●	Facility garage (service/ maintenance garage)
●	Security building / guard shack
●	Traffic control / barriers
●	Safety showers / eye wash stations
●	Canopy at Laydown area
●	Pedestrian Bridge
●	Test & Verification Room & systems
●	Concrete dock / landing pads

EXHIBIT D - LANDLORDS WORK

1 1/2" ASPHALTIC CONCRETE TOP COURSE
(N.Y.S. SECT. 401, TYPE 9.5 TOP)
2 1/2" ASPHALTIC CONCRETE BASE COURSE
(N.Y.S. SECT. 401, TYPE 25 BINDER)
8" COMPACTED BROKEN STONE
(N.Y.S. SECT. 304-2.02 A,TYPE 2
GRADATION - CRUSHER RUN)
LIMIT OF EXCAVATION
GEOTEXTILE FABRIC "MIRAFI" 500X

LIGHT DUTY PAVEMENT DETAIL

NOT TO SCALE

1 1/2" ASPHALTIC CONCRETE TOP COURSE
(N.Y.S. SECT. 401, TYPE 9.5 TOP)
3" ASPHALTIC CONCRETE BASE COURSE
(N.Y.S. SECT. 401, TYPE 25 BINDER)
14" COMPACTED BROKEN STONE
(N.Y.S. SECT. 304-2.02 A,TYPE 2
GRADATION - CRUSHER RUN)
LIMIT OF EXCAVATION
GEOTEXTILE FABRIC "MIRAFI" 500X

HEAVY DUTY PAVEMENT DETAIL

NOT TO SCALE

EXHIBIT D - LANDLORDS WORK

Building Standards & Scope of Work

Phase II

The Office Building

Plug Power
Vista Park

Bethlehem, New York

November 29, 2021

The following represents the anticipated building standards and scope of work to construct a new 50,000 SF, two-story open office facility in the Vista Park located in Bethlehem, New York. All work will be performed in a professional, warrantable and workman like manor and in full compliance with OSHA requirements and NYS labor laws for a private construction project

Division 010000 - General Conditions:

●	Architectural & structural design
●	Site/civil engineering
●	MEP Design
●	Wetland delineation
●	Geotechnical engineering
●	Project management
●	Full-time field supervision
●	Design development (pre-construction support)
●	Safety
●	Temporary field office
●	Postal & printing costs
●	Survey & layout
●	Temporary facilities
●	Weekly cleaning
●	Final cleaning
●	Dumpster(s)
●	General liability insurance
●	Builders risk insurance
●	Building permit

Division 030000 - Concrete & Reinforcement:

●	Cast-in-place concrete footings, foundations walls, & isolated piers
●	:4” slab on grade with WWF 6 x 6 W2.9 x W2.9, 4,000 psi throughout
●	3-½” concrete slab on deck at second floor
●	Concrete pan fill stairs
●	Cat-in-place concrete elevator pit/ foundation
●	Concrete steel reinforcing at footings & foundations
●	Rigid foundation insulation per code

●	Concrete pads at building entrances, dumpster, transformer, etc.
●	Concrete walks to building main entrances

Division 050000 - Structural Steel & Metals:

●	Structural steel metal frame, columns, bracing, purlins, girts, bar joists, metal deck & erection
●	Column spacing 30’ x 30’ (approximate, reference plans)
●	14’± floor to floor height (approximate, reference plans)
●	Metal canopy systems at main entrance & exit doors
●	Steel pan stairs & associated railings
●	Ships ladder at roof

Division 060000 - Wood & Plastics:

●	Miscellaneous wood blocking at mechanical rooms / bathrooms
●	Wood blocking at roof

Division 070000 - Thermal & Moisture Protection:

●	Metal wall panels and wall insulation
●	Membrane roofing & R-30 rigid roof insulation over metal deck with associated copings, flashings & accessories for a complete warrantable system, internally drained roof system
●	Canopy roofing at exit doors
●	Joint sealants & caulking
●	Roof hatch

Division 080000 - Doors, Specialty Doors & Windows:

●	Exterior hollow metal doors, hollow metal frames & commercial hardware
●	Rated interior MEP room hollow metal doors, hollow metal frames & commercial hardware
●	Aluminum & glass entry doors & storefront
●	Aluminum & glass windows
●	Aluminum solar shades as indicated

Division 090000 - Finishes:

●	Painting hollow metal doors & frames
●	Paint miscellaneous steel

Division 100000 - Specialties:

●	Fire extinguishers as required by code
●	Code compliance signage

Division 140000- Elevators:

●	One (1) 2,500 lb. two stop elevator

Division 210000 - Fire Protection:

●	Wet type NFPA 13 sprinkler system
●	Semi recessed heads

Division 220000 - Plumbing:

●	Domestic water service into office area
●	Below grade sanitary piping
●	Domestic hot & cold water distribution
●	Floor drains in bathrooms/ mechanical rooms
●	Roof drains & below grade piping
●	Sanitary risers & vents
●	Valves, stops & trims
●	Natural gas piping to roof mounted heating equipment
●	Electric water cooler
●	Bathroom plumbing fixtures per code
●	Twelve (12) waterclosets
●	Sinks
●	Electric water heater

Division 230000 - HVAC:

●	Packaged gas fired roof top units for heating, cooling & ventilation
●	Exhaust fans at bathrooms

Division 260000 - Electrical:

●	Temporary power & lighting during construction
●	High & low voltage panels & transformer fed from Phase I electrical service entrance
●	Power & electrical connections to heating & ventilation equipment
●	Exterior building lighting
●	Site lighting

Division 283123- Fire Alarm System:

●	Addressable fire alarm system per code

Division 300000 - Sitework:

●	Clearing & grubbing
●	SWPPP/erosion controls & SWPPP inspections
●	Strip & stock pile topsoil
●	Cut/fill existing site to meet new grade requirements
●	Spread topsoil from stockpile
●	Excavation & backfill of foundations & underground plumbing
●	Stabilization fabric for asphalt pavement & site concrete
●	Sub base for building slab on grade, asphalt pavement & site concrete
●	Asphalt paving with associated pavement marking & traffic signage as specified
●	Heavy duty asphalt paving at truck areas as specified

EXHIBIT D - LANDLORDS WORK

●	Storm sewer system including excavation, backfill, piping, infiltration & drainage structures
●	Gravity sanitary sewer system including excavation, backfill, piping & cleanout assembly stubbed into building
●	Fire hydrants as required
●	Site lighting including excavation, backfill, concrete bases, wiring & fixtures
●	Concrete curbing
●	Concrete sidewalks at building entrance
●	Rake, fertilize, seed & mulch lawn areas
●	Landscaping/plantings
●	Commercial grade chain link at SWPPP basins
●	At the culmination of Phase I, II & Ill, the project will provide for a total of 600 parking spaces, 25 tractor trailer parking spaces & a one acre laydown area.

Division 400000 - Allowances:

●	Tenant fit-up allowance: $ 2,500,000.

Fit-up allowance may extend beyond Phase II initial occupancy

Exclusions:

●	Payment & performance bonds
●	Affirmative action goals for M/WBE & veteran participation
●	Monument & building signage
●	Generator
●	Security, surveillance & access control
●	Tel/data equipment & cabling
●	Transporting, unloading, hoisting, distribution, installation & final connections of new & existing owner supplied equipment
●	FF&E
●	BMS system
●	Lighting controls
●	Electrical distribution
●	Solar panels
●	Mezzanines/ preparations for future mezzanines
●	Block heater(s)
●	Fuel tank(s)
●	Facility garage (service/ maintenance garage)
●	Security building / guard shack
●	Traffic control / barriers
●	Safety showers / eye wash stations
●	Canopy at Laydown area
●	Pedestrian bridge
●	Test & Verification Room & systems
●	Concrete dock/ landing pads

END

EXHIBIT D - LANDLORDS WORK

Building Standards & Scope of Work

Phase Ill

The Service Building

Plug Power
Vista Park

Bethlehem, New York

November 29, 2021

The following represents the anticipated building standards and scope of work to construct a new 100,000 SF, one-story open warehouse/ service facility in the Vista Park located in Bethlehem, New York. All work will be performed in a professional, warrantable and workman like manor and in full compliance with OSHA requirements and NYS labor laws for a private construction project

Division 010000 - General Conditions:

●	Architectural & structural design
●	Site/civil engineering
●	MEP Design
●	Wetland delineation
●	Geotechnical engineering
●	Project management
●	Full-time field supervision
●	Design development (pre-construction support)
●	Safety
●	Temporary field office
●	Postal & printing costs
●	Survey & layout
●	Temporary facilities
●	Weekly cleaning
●	Final cleaning
●	Dumpster(s)
●	General liability insurance
●	Builders risk insurance
●	Building permit

Division 030000 - Concrete & Reinforcement:

●	Cast-in-place concrete footings, foundations walls, & isolated piers
●	6” slab on grade with WWF 6 x 6 W2.9 x W2.9, 4,000 psi throughout
●	Concrete steel reinforcing at footings & foundations
●	Rigid foundation insulation per code
●	Concrete pads at building entrances, dumpster, transformer, etc.
●	Concrete walks to building main entrances

EXHIBIT D - LANDLORDS WORK

Division 050000- Structural Steel & Metals:

●	Structural steel metal frame, columns, bracing, purlins, girts, bar joists, metal deck & erection
●	Column spacing 50’± x 50’
●	30’ clear ceiling height minimum
●	Exposed structure to be prime painted
●	Metal canopy systems at exit doors
●	Pipe bollards at grade sectional doors
●	Miscellaneous steel framing at sectional dock & sectional grade doors

Division 060000 - Wood & Plastics:

●	Miscellaneous wood blocking at mechanical rooms
●	Wood blocking at roof

Division 070000- Thermal & Moisture Protection:

●	Metal wall panels and wall insulation
●	Membrane roofing & R-30 rigid roof insulation over metal deck with associated copings, flashings & accessories for a complete warrantable system, internally drained roof system
●	Canopy roofing at exit doors
●	Joint sealants & caulking

Division 080000 - Doors, Specialty Doors & Windows:

●	Exterior hollow metal doors, hollow metal frames & commercial hardware
●	Rated interior MEP room hollow metal doors, hollow metal frames & commercial hardware
●	Aluminum & glass entry doors & storefront
●	Aluminum & glass windows
●	Six (6) 9’ x 10’ sectional dock doors, manual operation
●	One (1) 12’ x 14’ sectional grade door, manual operation

Division 090000 - Finishes:

●	Painting hollow metal doors & frames
●	Paint miscellaneous steel

Division 100000 - Specialties:

●	Fire extinguishers as required by code
●	Code compliance signage

Division 110000 - Loading Dock Equipment:

●	Six (6) edge of dock levelers 
●	Six (6) dock seals

Division 210000- Fire Protection:

●	Wet type ESFR sprinkler system, 1,000 gpm

Division 220000 - Plumbing:

●	Domestic water service to building
●	Roof drains & below grade piping
●	Natural gas piping to heating equipment
●	Plumbing fixtures
o	Ten (10) waterclosets
o	Sinks

Division 230000- HVAC:

●	Gas fired Cambridge air rotation units, heat only
●	Electric unit heaters for mechanical rooms
●	Roof mounted packaged DX cooling units - seven (7) 20 ton units

Division 260000 - Electrical:

●	Temporary power & lighting during construction
●	High & low voltage panels & transformer fed from Phase I electrical service entrance
●	Power distribution & outlets
●	Lighting & switching
o	Light fixtures to be LED with occupancy sensors throughout
●	Power & electrical connections to heating & ventilation equipment
●	Exterior building lighting
●	Site lighting

Division 283123 - Fire Alarm System:

●	Addressable fire alarm system per code

Division 300000 - Sitework:

●	Clearing & grubbing
●	SWPPP/erosion controls & SWPPP inspections
●	Strip & stock pile topsoil
●	Cut/fill existing site to meet new grade requirements
●	Spread topsoil from stockpile
●	Excavation & backfill of foundations & underground plumbing
●	Stabilization fabric for asphalt pavement & site concrete
●	Sub base for building slab on grade, asphalt pavement & site concrete
●	Asphalt paving with associated pavement marking & traffic signage as specified
●	Heavy duty asphalt paving at truck areas as specified
●	Storm sewer system including excavation, backfill, piping, infiltration & drainage structures
●	Gravity sanitary sewer system including excavation, backfill, piping & cleanout assembly stubbed into building
●	Fire hydrants as required
●	Site lighting including excavation, backfill, concrete bases, wiring & fixtures
●	Concrete curbing
●	Concrete sidewalks at building entrance

EXHIBIT D - LANDLORDS WORK

●	Rake, fertilize, seed & mulch lawn areas
●	Landscaping/plantings
●	Commercial grade security fencing & gates at select locations
●	Commercial grade chain link at SWPPP basins
●	At the culmination of Phase I, II & Ill, the project will provide for a total of 600 parking spaces, 25 tractor trailer parking spaces & a one acre laydown area.

Division 400000 - Allowances:

●	Tenant fit-up allowance:$ 300,000.

Fit-up allowance may extend beyond Phase Ill initial occupancy

Exclusions:

●	Payment & performance bonds
●	Affirmative action goals for M/WBE & veteran participation
●	Monument & building signage
●	Generator
●	Security, surveillance & access control
●	Tel/data equipment & cabling
●	Transporting, unloading, hoisting, distribution, installation & final connections of new & existing owner supplied equipment
●	FF&E
●	In rack fire suppression
●	Office fit-up
●	Floor/ trench drains at warehouse/ manufacturing
●	Compressed air, hydrogen, & other specialty piping
●	Air compressor
●	Hydrogen tank/ pad
●	BMS system
●	Lighting controls
●	Electrical distribution
●	Solar panels
●	Mezzanines / preparations for future mezzanines
●	Block heater(s)
●	Fuel tank(s)
●	Facility garage (service/ maintenance garage)
●	Security building/ guard shack
●	Traffic control/ barriers
●	Safety showers / eye wash stations
●	Canopy at Laydown area
●	Pedestrian bridge
●	Test & Verification Room & systems
●	Concrete dock/ landing pads

END

EXHIBIT D - LANDLORDS WORK

1 1/2" ASPHALTIC CONCRETE TOP COURSE
(N.Y.S. SECT. 401, TYPE 9.5 TOP)
2 1/2" ASPHALTIC CONCRETE BASE COURSE
(N.Y.S. SECT. 401, TYPE 25 BINDER)
8" COMPACTED BROKEN STONE
(N.Y.S. SECT. 304-2.02 A,TYPE 2
GRADATION - CRUSHER RUN)
LIMIT OF EXCAVATION
GEOTEXTILE FABRIC "MIRAFI" 500X

LIGHT DUTY PAVEMENT DETAIL

NOT TO SCALE

1 1/2" ASPHALTIC CONCRETE TOP COURSE
(N.Y.S. SECT. 401, TYPE 9.5 TOP)
3" ASPHALTIC CONCRETE BASE COURSE
(N.Y.S. SECT. 401, TYPE 25 BINDER)
14" COMPACTED BROKEN STONE
(N.Y.S. SECT. 304-2.02 A,TYPE 2
GRADATION - CRUSHER RUN)
LIMIT OF EXCAVATION
GEOTEXTILE FABRIC "MIRAFI" 500X

HEAVY DUTY PAVEMENT DETAIL

NOT TO SCALE

EXHIBIT E

SUBORDINATION NON DISTURBANCE AGREEMENT

(“Mortgagee”)

and

(“Tenant”)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

, 20___

This instrument affects real property situated, lying and being in the City of  , County of   , State of New York at ______________________________.

Section:

Volume:

Block(s):

Lot(s):

RECORD AND RETURN TO:	NO MORTGAGE RECORDING TAX IS PAYABLE WITH RESPECT TO THIS AGREEMENT. NOTHING IN THIS AGREEMENT IS INTENDED TO EVIDENCE OR SECURE ANY INDEBTEDNESS OR TO CREATE ANY LIEN.

Albany, New York	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of ______________, 20___ (the “Effective Date”), between  (“Mortgagee”), and  , with an address at  (“Tenant”), with reference to the following facts:

A. , with an address at   _ (“Landlord”), owns the fee interest in real property located at  , City of   , County of  , State of New York (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord Premises”), as more particularly described in Schedule A.

B.Mortgagee has made a loan to Landlord in the original principal amount of $ (the “Loan”).

C.To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain Mortgage, dated as of  , 2012, in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, restated, or otherwise changed from time to time, the “Mortgage”) to be recorded in the Official Records of the County of  , State of New York (the “Land Records”).

D.Pursuant to a Lease dated as of   (the “Lease”), Landlord demised to Tenant a portion of Landlord’s Premises (“Tenant’s Premises”). Tenant’s Premises are commonly known as

E.A memorandum of the Lease may be recorded in the Land Records prior to the recording of this Agreement.

F.Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.Definitions.

The following terms shall have the following meanings for purposes of this Agreement.

1.1Construction-Related Obligation. A “Construction- Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition or other improvements or work at Landlord’s Premises, including Tenant’s Premises. “Construction-Related Obligations” shall not include (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2Foreclosure Event. A “Foreclosure Event” means (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3Former Landlord A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6Successor Landlord A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2.Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3.Non-disturbance, Recognition and Attornment.

3.1No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2Non-disturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3Further Documentation. The provisions of this Article shall be effective and shelf-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

4.Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable or bound by any of the following matters:

4.1Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. (The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)

4.2Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3Payment: Security Deposit. Any obligation (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a Construction-Related Obligation.

4.4Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s written consent.

4.5Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6Construction-Related Obligations. Any Construction-Related Obligations of Former Landlord except as expressly provided for in Schedule B (if any) attached to this Agreement.

5.Exculpation of Successor Landlord Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assignment’s) interest, in any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.Mortgagee’s Right to Cure.

6.1Notice of Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement or the Lease, before exercising any Termination Right or Offset Right or cancellation right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2Mortgagee’s Cure Period After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period”) as Mortgagee may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.Confirmation of Facts. Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:

7.1Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises. Tenant has no interest in Landlord’s Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3No Landlord Default. To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such breach or default.

7.4No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default to Tenant under the Lease.

7.5No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6of the Lease was _______________________. Commencement Date. The “Commencement Date”

7.7Acceptance. Except as set forth in Schedule B (if any) attached to this Agreement: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises and Tenant has accepted such performance by Landlord.

7.8No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8.Miscellaneous.

8.1Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five (5) business days after being sent by certified mail (return receipt requested).

8.2Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

8.4Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

8.5Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligation of Successor Landlord provided for in this Agreement.

8.6Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of New York, excluding its principles of conflict of laws.

8.7Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

8.8Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9Mortgagee’s Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.

[Nothing Further Contained on this Page]

IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Tenant as of the Effective Date.

MORTGAGEE:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

Dated ______________, 20___.

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
)	ss.:
COUNTY OF ALBANY	)

On the ____day of ____________________, 20___, before me the undersigned, a Notary Public in and for said State, personally appeared   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
)	ss.:
COUNTY OF ALBANY	)

On the ____day of __________________, 20___, before me the undersigned, a Notary Public in and for said State, personally appeared   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or person upon behalf of which the individual acted, executed the instrument.

Notary Public

Schedule A

Description of Landlord’s Premises

Schedule B

Construction-Related Obligations

A. Performed as of Effective Date.	Construction-Related Obligations Remaining to be

NONE

B. Obligation After Attornment.	Successor Landlord’s Construction-Related

NONE

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

___________________, 20___

RE:Property located at:  (“Premises”).

Gentlemen:

You have advised us that   (the “Bank”) is planning to make a loan secured by a first mortgage on the above captioned property in which the undersigned presently occupies space under a lease dated    (the “Lease”) between the undersigned (the “Tenant”) and  , a New York limited liability company (the “Landlord”).

Incident to the Bank’s loan and mortgage, and at your request, we hereby warrant, represent and certify to the Bank as follows:

1.	The undersigned is, as of the date of this letter, the holder of the Tenant’s interest under the Lease, and the Lease has not been modified, amended or supplemented in any manner except for:

___________________________________________________________________________________________________________________

_________________________________________.

The undersigned will not enter into any modification of the Lease without notifying the Bank in the manner set forth hereinbelow.

2.

The term of the Lease is presently scheduled to expire on _____________, ___. If there are any rights of extension or renewal remaining under the terms of the Lease, the same have not, as of the date of this letter, been exercised except for _________.

There are 2 options for the undersigned to extend the current term of the Lease for five (5) years each with the first such option commencing on ______________________, ___.

3.

The undersigned, as the holder of the Tenant’s interest under the Lease, is in occupancy of all of the Premises covered by the Lease and is actively conducting its business therein, which business is the use stipulated as the use of the Premises demised by the Lease under the terms thereof and the Lease is in full force and effect. The Tenant has not sublet all or any portion of the Premises, or assigned or otherwise transferred its interest in the Lease or the Premises, except for: _____________________________

4.	The undersigned is current in the payment of all fixed rent and other charges due to be paid under the Lease, with minimum rent paid, in full, for the period ending ______________, ____.

The monthly (i.e. fixed) rent is $__________. No rent or other sum payable under the Lease is being paid in arrears. The undersigned has no defenses, counterclaims or rights of offset against any rents or other sums payable under the Lease.

No rent or other sum payable under the Lease has been paid in advance of the due date thereof, and we hereby agree with you that we shall not pay any minimum rent or other sum due to be paid under the Lease more than one (1) month in advance of the due date thereof.

5.

All of the obligations on the part of the Landlord under the Lease for the performance of any work or installation of any equipment have been carried out, and the undersigned has no claim against the holder of the Landlord’s interest for the incomplete performance of any work or installation, or on account of any claimed defect therein.

As of the date of this letter, neither the undersigned nor the holder of the Landlord’s interest under the Lease has failed to make any payment or to perform any obligation which each has to the other.

6.

If the undersigned should assert a claim that the holder of the Landlord’s interest under the Lease has (i) failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, or (ii) is in default under the Lease in any respect, written notice thereof shall promptly be furnished to the Bank, by certified mail to the following address: ____________________________, ________________________________________________, Attention: _______________________________________, and the undersigned agrees that it will not exercise any rights which it might otherwise have on account of such failure or default until such notice has been given, and the Bank has had the same opportunity to cure any such failure as the holder of the Landlord’s interest under the Lease may have. The person signing this letter on behalf of the Tenant is a duly authorized representative and agent of the Tenant.

7.

A security deposit of $n/a has been paid in connection with the Lease. In the event the Bank succeeds to Landlord’s interest under the Lease, Bank shall not be obligated to the undersigned for such security deposit unless such security deposit was actually received by the Bank.

8.

Tenant has not filed and is not the subject of any filing for bankruptcy, arrangement, reorganization or other relief under any chapter of the Federal Bankruptcy Code or any similar state or federal law.

The undersigned acknowledges that the Bank will be relying upon the undersigned’s representations contained in this letter in proceeding with the loan and mortgage as described above.

Very truly yours,

EXHIBIT G

PILOT SCHEDULE

11-22-21

PILOT YEAR	LAND ASSESSMENT SAVINGS	IMPROVEMENTS ASSESSMENT SAVINGS*
1	0%	100%
2	0%	100%
3	0%	90%
4	0%	80%
5	0%	70%
6	0%	60%
7	0%	50%
8	0%	40%
9	0%	30%
10	0%	20%
11	0%	10%
12	0%	0%

*Special municipal assessments, including but not limited to, Water, Sewer, Ambulance, Fire, Lighting and Library, are not eligible for assessment savings.

EXHIBIT H

Green Building Practices

Green Building Practices in Construction

BBL is a proud member of the USGBC and has constructed numerous LEED certified buildings. We understand that even if a client may not be seeking LEED certification, most are still interested in supporting environmentally responsible development and energy efficient construction. As such, we typically incorporate the following into a majority of our projects.

Common Green Building Practices

●	Energy efficient code compliance building envelope
●	LED lighting
●	Occupancy sensors
●	New materials composing of recycled content
●	Low volatile organic compound (VOC) materials
●	High efficiency HVAC systems
●	Energy star appliances
●	Low-flow plumbing fixtures
●	Construction waste management (separating recyclable construction waste)
●	Bike racks